EX-28.p.16

Personal Trading Policy and Code of Conduct Category: Code of Ethics/Personal Trading

Policy Statement

This policy outlines the process where an employee of Mellon intends to engage in trading in a personal account and/or a beneficially owned personal account. Mellon has adopted The Bank of New York Mellon Corporation Personal Securities Trading Policy and Code of Conduct (collectively, the “Code”) and the CFA Asset Manager Code of Professional Conduct. The Code and CFA Asset Manager Code of Professional Conduct are referenced as Exhibit A & B respectively.
Definitions

Investment Employee: An employee who, in the normal conduct of his/her job responsibilities, has access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public.
Access Decision Maker (ADM) Employee: Generally, employees are considered to be ADM Employees if they are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts.
Personal Trading Activity: Trading in investments or securities for the benefit of oneself or immediate family member. This includes brokerage or investment accounts for which the employee is named as holder, has a beneficial interest or control and any in which the employee shares an ownership interest with persons who are not covered under this Policy or has the power, directly or indirectly, to effect transactions in the account. This may be a formal power, e.g., through a power of attorney or a fiduciary relationship such as trustee or custodian, or an informal arrangement, including the accounts of minor children and other financial dependents and, only when required by local regulation, the accounts of spouses and domestic partners.
Policy

The Personal Trading Policy applies to all Mellon employees (each, an “Employee”) and any of their beneficially owned personal accounts.
I. New Employees
a) Upon commencement of employment at Mellon, each new Employee must acknowledge in writing, that they will comply with the Code. All Mellon Employees are classified as an Investment Employee (“IE”), and portfolio managers and research analysts will receive an additional classification as either an Access Decision Maker (“ADM”). A Mellon Compliance Officer will also periodically review the status of and reclassify Employees whose responsibilities may have changed.

b)
A member of Compliance will review the policy requirements with all newly hired Employees, either in a group setting or individually. Periodically, or upon request, Compliance may offer additional review sessions.

c)
Compliance will contact all newly hired temporary employees, contractors and consultants (“Contractors”) to have them certify their compliance with the Code of Ethics and determine whether or not the Contractor will be required to pre-clear and/or report personal security holdings.

d)
Within 10 calendar days of employment, Employees are required to submit to The Bank of New York Mellon Corporation Ethics Office (“Ethics Office”) a copy of their beneficially owned accounts and reportable holdings in those accounts via the automated Personal Trading Assistant (“PTA”), a web based third party application. Although the Ethics Office will request duplicate statements and confirms from Employees’ brokers, Employees are ultimately responsible for ensuring that their broker(s) send the duplicate confirms and statements to the Ethics Office. All Mellon employees are required to maintain all beneficially owned accounts with an approved broker.

e)
Employee non-discretionary/managed accounts do not have to be disclosed in PTA. However, employees with non-discretionary/managed accounts must notify Mellon Compliance of the account(s), complete a Managed Account Request Form prior to opening such an account(s), complete an annual certification for the account(s) and provide quarterly statements on the account(s) as requested.

II. Pre-clearance Process
a)
Employees who wish to place a personal securities transaction for a reportable security, as defined in the Code (collectively, a “Transaction”) must first request and receive approval to do so by accessing the PTA and completing and submitting a Pre-Trade Authorization Form (“PTAF”). Employees must receive notice that the preclearance request was approved prior to placing a security trade. Approved Transactions must be executed no later than the end of the next business day.

b)
Requests will be denied for Transactions for which trades are pending in the same security in a client account and for at least two business days after trades were executed in the same security in a client account, subject to certain deminimis exceptions as more fully explained in the Code. Moreover, Portfolio Managers are prohibited from trading in a security for seven days before and after trades in that security are executed in client accounts he or she manages.

Requests will also be denied for the following types of Transactions or any other Transactions prohibited in the Code but not listed here:
1.	IPO’s (subject to certain exceptions outlined in the Code);
2.	Securities on Mellon's restricted list (subject to certain deminimis exceptions outlined in the Code);
3.	Short sales of Bank of New York Mellon securities;
4.	Option transactions involving Bank of New York Mellon securities;
5.	Sales of Bank of New York Mellon securities within 60 days of purchase (except in extreme hardship cases); or
6.	Purchases of Bank of New York Mellon securities on margin.
III. Backup Manual Pre-clearance Process
If the PTA is, or will be, inoperable for an extended period of time the Compliance Officer may allow Employees to pre-clear their Transactions through a manual process facilitated by the Mellon Compliance Department. All such pre- clearance requests must be made using the Mellon Manual Pre-clearance Request Form (“Form”).

Upon receipt of a completed Form, the Compliance Officer (or a designee) shall review the request using the Mellon order management system and any restricted lists. The Compliance Officer (or a designee) will provide the Employee with notice, in writing, of the determination of the request. Copies of all Forms will be forwarded to the Ethics Office to ensure all executed trades were approved and compliance with the short term profit rule.
IV. Transaction Review Process
The Ethics Office compares pre-clearance requests to the duplicate confirms received from Employees brokers. The Ethics Office conducts the comparison to ensure all Transactions were approved and in compliance with the 30 calendar day short term trading prohibition on opposite transactions in the same security. Any exceptions are reported to the Compliance Officer and CCO.
V. Quarterly Transaction Review Process
a. Each Employee is required to file within 30 days of quarter end, via the PTA, a Personal Quarterly Transaction Report (QTR). A QTR must be filed for any full or partial quarter in which the Employee was employed at Mellon.
b. All Transactions listed on Employee QTRs will be reviewed in an effort to assist Compliance personnel in ensuring that personal trading is being conducted in compliance with the Code. More specifically, the purpose of the review is to assist Compliance personnel in monitoring personal trading for “front running” “7- Day Blackout violations (as a backup to the PTA system) and assist in identifying patterns of trading by Employee(s) that may lead to further review or require ongoing detailed monitoring.
c. The Compliance Officer, acting together with the Ethics Office and senior Mellon management, will take all necessary and appropriate actions for any detected Code violations.
VI. Private Placement Review
Private Placements require the pre-approval of the Employee’s Manager, Mellon’s product line CIO, the Mellon Compliance Department and the Bank of New York Mellon Investment Ethics Council
Any Employee who seeks to invest in a private placement must complete the Placement Form (“PP Form”) and submit the completed PP Form to a Compliance Officer. Decisions relative to such investments are based on the specific facts and circumstances. The Compliance Officer will provide the completed PP Form to the Employee’s manager and to Mellon’s CEO for review of the proposed Employee transaction. Upon approval by the Employee’s manager and Mellon’s CEO, the Compliance Officer will forward the PP Form to the Ethics Office for final review by the Bank of New York Mellon Investment Ethics Council. Please see the Employee Investments in Mellon Advised Hedge Funds Policy for additional steps that are required when requesting to invest in Mellon advised hedge fund.
VII. Volcker Covered Funds
Employees are prohibited from acquiring any initial or subsequent investment in a Volcker Covered Fund unless they obtain prior written approval from the Ethics Office, Compliance Officer and product line CIO.
VIII. Sanctions
Employees who are not in compliance with this policy may be subject to sanctions. These sanctions may include, but are not limited to, disgorgement of any profit or any other financial sanction, a warning, probation, suspension or termination of employment.

Reference

• Section 204A of the Investment Advisers Act of 1940
• Investment Advisers Act Rules 204-2(a)(12) and (13)
• Investment Company Act Rule 17j-1
• BNY Mellon’s Personal Securities Trading Policy
• BNY Mellon’s Code of Conduct
Policy Content Owners

Compliance Department
Revision History

February 2018 (Original)
October 2018
____________
March 2021
Exhibit A
Refer to the attached:
BNY Mellon Personal Securities Trading Policy
BNY Mellon Code of Conduct

Exhibit B
CFA Asset Manager Code of Professional Conduct
The most recent version of the CFA Asset Manager Code of Professional Conduct can be obtained through the below referenced link:
https://www.cfainstitute.org/ethics/codes/assetmanager/Pages/index.aspx

Policy Number: I-A-045
Effective Date: 26/01/2021

Personal Securities Trading Policy
Level 3 Policy
Note: This Policy is effective March 31, 2021. Please click here for the Policy in effect before March 31, 2021.
Publication Date	January 26, 2021
Effective Date	March 31, 2021 for all changes (except requirements related to Approved Brokers for employees based in UK and India - June 30, 2021)
Applicable to	All BNY Mellon Employees
Policy Owner	Steven Wachtel Global Head of Securities Trading Compliance
Policy Author	Same as above
Periodic Review	12 months

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Contents

1	Summary			4
2	Purpose			4
3	Applicability/Scope			4
4	Provisions of the Policy			5
	4.1	Principal Requirements for all Employees		5
		4.1.1	Avoidance of Conflicts of Interest	5
		4.1.2	Trading in BNY Mellon Securities	5
		4.1.3	Prohibitions When Trading in Non-Firm Securities	5
		4.1.4	Initial Public Offerings (IPO)	6
		4.1.5	Private Placements	6
		4.1.6	BNY Mellon Affiliated Volcker Covered Funds	6
	4.2	Monitored Employees		7
	4.3	Classifications of Monitored Employees		7
	4.4	Additional Requirements and Restrictions for Monitored Employees		8
		4.4.1	Reporting for All Monitored Employees	8
		4.4.2	Additional Reporting for ADM and Investment Employees	9
		4.4.3	Account Statements and Trade Confirmations	9
		4.4.4	Preclearance Prior to Trading	10
		4.4.5	Additional Preclearance Restrictions for ADM and Investment Employees (de minimis limits)	10
		4.4.5.1	Approval for De Minimis Transactions for ADM Employees and Investment Employees for Securities on Blackout List	10
		4.4.5.1.1.1	Additional Restrictions for ADM employees (7 Day Blackout Period)	11
	4.5	Managed Accounts		11
	4.6	Prohibition on Short-Term Trading		11
	4.7	Specific Restrictions for PREG Employees		12
5	Governance and Responsibilities			12
	5.1	All Employees are responsible for:		12
	5.2	Businesses and Corporate Functions		12
	5.3	Employee Compliance/Securities Trading Conduct Group		13
	5.4	Compliance Officers		13
	5.5	Legal Department		13
	5.6	Technology Department		13
6	Adherence and Control			13
7	Appendices			14
	7.1	Definitions		14
	7.2	Addendums (if necessary)		18
	7.3	Document Governance		18
7.3.1	Periodic Review			18
7.3.2	Ownership/Questions			19
	7.4	Version Control		19
	7.5	Document Hierarchy		20

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7.6	Other Applicable Documents	21
3
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1 Summary
Personal trading investments can lead to actual or perceived conflicts of interest which can undermine the integrity of the actions of the Bank of New York Mellon Corporation, its subsidiaries and affiliates that are majority owned (the “Firm”).
The Firm is subject to various laws and/or regulations governing the personal trading of Securities/Financial Instruments (as defined in Section 7.1 of this Policy and collectively referenced as “securities”). The Firm has established limitations on personal trading so that employees’ personal securities investments are conducted in compliance with the applicable rules and regulations and are free from actual or perceived conflicts of interest.
2 Purpose
This Policy sets out the global minimum obligations and restrictions related to personal securities transactions for all employees, including requirements and prohibitions related to the following:
•	Avoidance of conflicts of interest
•	Trading in Firm securities
•	Trading in Non-Firm securities
•	Initial Public Offerings
•	Private Placements
•	Firm-affiliated Volcker Covered Funds
This Policy also articulates additional requirements and restrictions for Monitored Employees who are likely to receive Firm or client information as normal course in their roles. These additional responsibilities include, but are not limited to, the following:
•	Filing of reports via the Personal Trading Assistant (PTA), the Firm’s electronic personal trading monitoring system
•	Providing duplicate statements and trade confirmations directly to the Firm
•	Preclearance prior to trading
•	Prohibition on short term trading
3 Applicability/Scope
This Policy applies to all employees of the Firm when trading in securities unless such securities are listed as
“Exempt” under Section 7.1. Where indicated, this Policy may also apply to “Indirect Accounts,” as defined in Section 7.1 of this Policy.
An employee is defined as a Director (excluding non-employees), Officer, Agent, Temporary Worker, Contractor, Intern or any other person who works for the Firm, regardless of their duration of employment or contract.
Where business/country-specific requirements are more stringent than those set out within this Policy, the business or country-specific rules prevail and you must also comply with such rules.
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4 Provisions of the Policy
4.1 Principal Requirements for all Employees
Failure to comply with any requirement in this Policy may subject you to discipline, up to and including termination of employment and referral to law enforcement, when required.
4.1.1 Avoidance of Conflicts of Interest
You must not put your own interests ahead of the Firm and its clients. You must, comply with all applicable legal requirements, securities laws and the Code of Conduct. Employees must treat all Firm and client information as confidential. Refer to the Firm’s Code of Conduct for additional guidance. You are prohibited from placing transactions in securities if this would create, or be perceived to create a conflict of interest between you, your clients or the Firm. In accordance with securities and/or Market Abuse laws, you are prohibited from engaging in Insider Trading, trading while in possession of Material Non-Public Information (MNPI) as defined by the Firm’s Information Barrier Policy (I-A-046), Front Running (as defined in Section 7.1 of this Policy) or any other potential market manipulative trading activity.
If you possess MNPI or have knowledge about client holdings, transactions, or recommendations, you must not:
•	Engage or attempt to engage in trading on the basis of such information
•	Recommend that another person engages in dealing or induce another person to engage in trading on the basis of the information; or
•	Unlawfully disclose the information (Tipping)
4.1.2 Trading in BNY Mellon Securities
If you invest or trade in Firm securities, you must be aware of your responsibilities and be sensitive to even the appearance of impropriety. The following prohibitions apply to all transactions in the Firm’s publicly traded securities, whether owned directly (i.e., in your name) or indirectly (see definition of Indirect Ownership in Section 7.1 of this Policy. The following activities are prohibited:
•	Short Sales
•
Short-Term Trading: Defined as purchasing and selling, or selling and purchasing Firm securities within any 60 calendar day period. If you engage in short-term trading, you will be required to disgorge profits as determined by the Employee Compliance/Securities Trading Conduct group. This includes transactions in the Firm related employee benefit plans such as the BNY Mellon 401(k).

•	Margin Transactions: However, you may use Firm securities to collateralize full-recourse loans for non-securities purposes or for the acquisition of securities other than those issued by the Firm.
•
Option Transactions: Defined as any derivative transaction involving or having its value based upon any securities issued by the Firm, including the buying and writing of over-the-counter and exchange traded options.

•	Major Firm Events: Non-publicly announced events of which you have knowledge (prohibition will expire 24 hours after a public announcement is made).
4.1.3 Prohibitions When Trading in Non-Firm Securities
You must be sensitive to any impropriety in connection with your personal securities transactions in securities of any issuer, including those owned indirectly (see Indirect Ownership defined in Section 7.1). You are prohibited from:
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•	Engaging in FX derivative trading
•	Spread Betting: Taking bets on securities pricing, including FX spread-betting to reflect market/currency movement activities
•	Short Selling
4.1.4 Initial Public Offerings (IPO)
You are prohibited from acquiring securities through an allocation by the underwriter of an IPO without the prior approval of the Employee Compliance/Securities Trading Conduct group. Approval is only likely to be given in the following circumstances:
•	The allocation comes through an employee of the issuer who has a direct family relationship to the Firm employee
•	The issuance is arranged by governments to promote the public ownership of previously state owned assets
•	Where a bank, savings and loan or insurance company converts from a structure owned by policyholders to one owned by investors (demutualization)
Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (e.g., FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Employee Compliance/Securities Trading Conduct group before submitting an indication of interest to purchase the security.
4.1.5 Private Placements
You are prohibited from acquiring any security in a private placement unless you obtain prior written approval from the Employee Compliance/Securities Trading Conduct group, your Manager and Compliance Officer. Refer to MySource to obtain a copy of the Private Placement/Volcker Covered Fund to initiate the approval request Additional requirements include:
•
If you are holding an investment of a privately-held (i.e., not traded on an exchange) Firm affiliated fund and you wish to divest all or a portion of your investment, you are required to obtain pre-approval from the Employee Compliance/Securities Trading Conduct group prior to redemption. Refer to MySource for a copy of the request Affiliated Fund Request form.

•
The Employee Compliance/Securities Trading Conduct group will generally not approve any private placement requests that appear to present an actual or potential conflict of interest. This includes instances where, among other things, the opportunity is being offered to you by virtue of your position with the company or its affiliates or your relationship to a managed fund or account and whether or not the investment opportunity being offered to you could be re-allocated to a client. So that no actual or potential conflict exists between the proposed private placement purchase and the interests of any managed fund or account, you must comply with any and all requests for information and/or documentation necessary for the Employee Compliance/Securities Trading Conduct group.

•
Within 30 days of being designated a Monitored Employee (see Sections 3.2 to 3.4 for information), you must disclose any existing private placement securities to the Employee Compliance/Securities Trading Conduct group who will determine if you will be permitted to continue to hold the investment.

4.1.6 BNY Mellon Affiliated Volcker Covered Funds
You are prohibited from acquiring any initial or subsequent investment in a Firm affiliated Volcker Covered Fund (Refer to the Volcker Compliance site on MySource) unless you obtain prior written approval from the
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Employee Compliance/Securities Trading Conduct group, your Manager and Compliance Officer. Unless your job duties are directly related to providing investment advisory, commodity trading advisory or “other services” to the fund, your investment in such funds will not be permitted. Refer to MySource for a copy of the Private Placement/Volcker Covered Fund request form.
If you are newly hired and you hold an investment (either directly or indirectly) in an affiliated Firm Volcker Covered Fund you must receive permission to continue to hold that investment. You must disclose your investment within 30 calendar days of your hire date. Refer to MySource for a copy of the Private Placement/Volcker Covered Fund request form. You may be required to divest your ownership interest.
4.2 Monitored Employees
If you are determined to be at risk for receiving Firm or client information as described below, your personal trading and accounts where you have Indirect Ownership (as defined in Section 7.1) are required to be monitored and you are thus deemed a Monitored Employee. There are strict limitations on such trading for Monitored Employees as further described in Section 4.4.
Monitored Employees are employees who, as a routine and normal course of their job:
•	Are deemed to be at a high risk of receiving MNPI of issuer clients (generally, certain employees located in Private Side businesses as defined by the Firm’s Information Barrier Policy I-A-046.
•
Have nonpublic information regarding advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of a Proprietary Fund, is involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public.

•	Have foreknowledge of the clients trading positions or plans such that the information may elevate the risk of Front Running or similar manipulative trading.
•	Have access to inside information with respect to the Firm’s financial results in advance of such results being released to the public.
•	Required by regulation – employees who work for a company broker-dealer or investment adviser (or their equivalents).
4.3 Classifications of Monitored Employees
The Firm has assigned Monitored Employees a classification that will correspond to the type of information they routinely are exposed to as performing their job duties. They are as follows:
Classification Type	Definition
Access Decision Maker (ADM) Employee
Employees within Investment Management who are Portfolio Managers or Research Analysts and make or participate in recommendations or decisions regarding the purchase or sale of securities for mutual funds or managed accounts. Portfolio Managers of broad-based index funds and traders are not typically classified as ADM Employees.

Insider Risk Employee
Employees who in the normal course of business are likely to receive MNPI regarding issuer clients. Typically includes employees in Issuer Services, Global Client Management and Treasury Services as well as certain Corporate Staff functions.

Investment Employee
Employees in the normal course of business who:
• Have access to nonpublic information regarding advisory client’s purchase or sale of securities or nonpublic information regarding the portfolio holdings of a Firm Proprietary Fund

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• Are involved in making securities recommendations to advisory clients, or has access to such recommendations before they are public.
• Have foreknowledge of clients trading positions or plans such that the information may elevate the risk of Front Running
This classification typically includes employees in Investment and
Wealth Management businesses as well as employees in other
Public side businesses or Corporate Functions who have an elevated risk (clear access to pre-trade settlement information) of
Front Running.
• Employees of a Firm business regulated by certain investment company laws. Examples are:
• In the U.S., employees who are “advisory persons” or “access persons” under Rule 17j-1 of the Investment Company Act of 1940 or “access persons” under Rule 204A-1 of the Advisers Act.
• In the U.K., employees in companies undertaking specified activities under the Financial Services and Markets Act 2000 (Regulated
Activities), Order 2001, and regulated by the Financial Conduct
Authority.

• Any member of the Firm’s Senior Management who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients’ securities transactions.

Pre-Release Earning Group	Includes all Executive Committee members, their administrative assistants
(PREG) Employee	and any individual determined by the Corporate Finance Department to have access to the Firm’s earnings in advance of public announcements.
Broker Dealer Monitored	Employees that by regulation are required to have their personal trading
Employee	monitored.

4.4 Additional Requirements and Restrictions for Monitored Employees
In addition to the requirements which apply to all employees as described in Section 3.1 of this Policy, all Monitored Employees are also subject to the additional requirements noted below. These requirements apply to all securities accounts and holdings, for which you have direct and indirect ownership.
4.4.1 Reporting for All Monitored Employees
You are required to file various reports via the Personal Trading Assistant (PTA), the Firm’s electronic personal trading monitoring system. Required reports must also include any securities (except those deemed exempt as defined in Section 7.1), held outside of an account (for example, if you hold physical securities outside of a brokerage account, you must report those securities). You are required to file the following reports in order to be in compliance with the Policy:
•
Initial Reports: Within 10 calendar days of being notified by the Employee Compliance/Securities Trading Conduct group you are a Monitored Employee, you must file an Initial Broker Accounts and an Initial Holdings Report. These reports must contain a listing of all accounts that trade, or are capable of trading, securities. Initial Holdings Reports must be an accurate recording of accounts and securities holdings within the preceding 45 days of your being deemed a monitored employee.

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•
Annual Reports: On an annual basis and within 30 calendar days after the end of the year, you must file an Annual Holdings Report. The report must contain an accurate and current listing of securities held in all accounts that trade, or are capable of trading securities.

•
Ongoing Reporting: If you open a new account, or receive securities through a gift or inheritance, you must update your holdings in the PTA system within 10 calendar days of the event (i.e., account opening or date of receipt of securities). For gifts/inheritance, you must disclose the name of the person receiving or giving the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable). A gift of securities must be one where the donor does not receive anything of monetary value in return. Preclearance is required for all reportable holdings that are being liquidated (e.g. an executor liquidating a portfolio).

•
Updating Holdings: You are responsible for your securities holdings being accurate in the PTA System. This may require you to make manual adjustments for changes to your securities holdings (excluding exempt securities as defined in Section7.1 of this Policy) that occur as a result of corporate actions, dividend reinvestments, or similar activity. These adjustments must be reported as soon as possible, but no less than annually.

4.4.2 Additional Reporting for ADM and Investment Employees
Further reporting requirements for ADM and Investment Employees include:
•
Quarterly Reports (Investment and ADM employees only): Within 30 calendar days after the end of the quarter, you must file a Quarterly Transactions Report. The report must contain a list of all reportable transactions that occurred in the quarter. You must certify all broker accounts that are capable of trading in reportable securities and all reportable securities held. Your report must be current within 45 calendar days of the date the report is filed.

•
Contemporaneous Disclosure Reports (ADM employees only): Prior to making or acting upon a portfolio recommendation (buy/hold/sell) in a security you have direct or indirect ownership, written authorization must be obtained. Under no circumstances may you provide portfolio recommendations or place trades based on their potential impact to your personal securities holdings, nor may you refuse to provide a recommendation or execute a transaction within the portfolio.to avoid submitting a Contemporaneous Disclosure. There are a limited number of transactions that are exempt from this requirement. More information, including a copy of the Contemporaneous Disclosure Form can be found on MySource.

4.4.3 Account Statements and Trade Confirmations
Monitored Employees are required to provide duplicate statements and trade confirmations directly to the Firm. You must adhere to the following requirements:
•	U.S., UK or India-based Monitored Employees
You must maintain all accounts with an approved broker-dealer (refer to MySource for the Approved Broker List). If you have securities held in a physical form or held directly with an issuer, you must provide copies of account statements and trade confirmations.
Note: The approved broker requirement for employees based in the U.K. or India will be effective June 30, 2021.
•
All other Monitored Employees (non-U.S., non-U.K. or non-India-based Monitored Employees) You must provide copies of account statements and trade confirmations to your designated local Compliance Officer, upon receipt or at least quarterly. You are also required to enter your trade

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confirmation details into the PTA System within 10 calendar days of the transaction. You may be compelled to move your accounts and hold them with an electronic broker-dealer where legally permissible and in jurisdictions where the Firm has made arrangements with a broker-dealer to provide automated electronic feeds to the PTA system. You will be notified when this requirement becomes effective within your jurisdiction and are no longer required to manually enter your trade details into PTA.
4.4.4 Preclearance Prior to Trading
•
Monitored Employees must receive approval in the PTA system to trade any security unless the security is expressly Exempt as defined in Section 7.1 of this Policy. You must also obtain preclearance for trades made by indirect owners.

NOTE: if you are classified as a Broker Dealer Monitored Employee, you are not required to preclear trades in any security; and if you are classified as a PREG employee (see Section 3.7 of this Policy), you are only required to preclear trades in Firm securities (equities, fixed income, or derivatives) of The Bank of New York Mellon Corporation.
•
Although preclearance approval does not obligate you to place a trade, you should not seek preclearance for transactions you do not intend to make. Do not discuss the response (e.g. approval or denial) to a preclearance request with anyone (excluding any account co-owners or indirect owners). If you have questions regarding a response to a trade request, contact the Employee Compliance/Securities Trading Conduct group.

•
If you receive approval to trade, the trade must be executed by the close of business the following day in the local jurisdiction. For example, if you receive approval on Monday at 3 PM EST, the preclearance is only valid until the close of the trading day on Tuesday. You should be aware that all preclearance time stamps in the PTA are in EST.

•
You are only permitted to place day only orders which are orders that expire at the end of the trading day. Orders that extend beyond a single trading day, such as “good-until-cancelled” or similar orders, are not permitted.

•
You may also be subject to additional approvals, for example approval from your supervisor, depending upon your classification. Please check with your local Compliance Officer for additional information.

4.4.5 Additional Preclearance Restrictions for ADM and Investment Employees (de minimis limits)
ADM and Investment Employees will generally not be given preclearance approval to execute a transaction in any security that appears on their business unit’s Blackout List (as defined in Section 7.1).
4.4.5.1 Approval for De Minimis Transactions for ADM Employees and Investment Employees for Securities on Blackout List
•
ADM and Investment Employees are eligible to receive approval for two de minimis trades in the securities of any one issuer in each calendar month even if the security is on the Blackout List. De Minimis transactions are as follows:

•	ADMs: transaction limit of 100 shares or $10,000 (whichever value is greater) for companies with a market capitalization of $5 billion or higher.
•
Investment Employees: transaction limit of up to $50,000 for companies having a market capitalization of $20 billion or more; 250 shares or $25,000 (whichever value is greater) for companies having a market capitalization between $5 billion and $20 billion; and $100 shares or $10,000 (whichever value is greater) for companies having a market

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capitalization between $250 million and $5 billion.
Note: Currency is listed in USD. Use the local currency equivalent outside of the US.
4.4.5.1.1.1 Additional Restrictions for ADM employees (7 Day Blackout Period)
•
You are not permitted to buy or sell a security within 7 calendar days before and 7 calendar days after the investment company or managed account for which you are affiliated has effected a transaction in that security.

•
Any trade initiated within the 7 Day Blackout Period is deemed a violation of Policy and as such you will be required to disgorge profits per the Employee Compliance/Securities Trading Conduct group in their sole discretion. This does not apply to approved de minimis transactions during the 7 day Blackout Period.

4.5 Managed Accounts
If you have an account fully managed by a third-party (you have an investment management, trust or similar agreement) which specifically documents in writing that you are unable to direct trades in the account, you must contact the Employee Compliance/Securities Trading Conduct group to determine if the account is eligible for exclusion from the reporting requirements, providing duplicate account statements/trade confirms or preclearance requirements noted within this Policy. You must comply with all provisions of the Policy until the Employee Compliance/Securities Trading Conduct group deems the account to be excluded in writing.
If your account is approved as managed, you are required to complete an annual certification in PTA attesting that the account continues to be maintained under the account provisions the Employee Compliance/Securities Trading Conduct group relied upon to provide approval. In addition, you are required to provide copies of statements to the Employee Compliance/Securities Trading Conduct group when requested.
4.6 Prohibition on Short-Term Trading
•
Non-Firm Securities: Employees classified as ADM, Investment and Insider Risk are prohibited from engaging in short-term trading. Short term trading is defined as the purchasing then selling, or selling then purchasing, the same or equivalent (derivative) security within 30 calendar days. PREG and Broker-Dealer Monitored employees are not subject to a holding period for non-Firm securities.

•
Firm Securities: All employees are prohibited from purchasing then selling, or selling then purchasing any Firm securities (Firm securities include any securities issued by The Bank of New York Mellon Corporation and its subsidiaries, including, but not limited to, shares of common stock, preferred stock or bonds of the Firm) within 60 calendar days.

Employees who engage in short-term trading in non-Firm securities (within 30 calendar days) or Firm securities (within 60 calendar days) will be issued a violation and any profits realized must be disgorged.
Example: Transactions resulting in a position that is liquidated (sell), and then a new position is re-established (buy), would meet the criteria for a profit disgorgement.
•
Profit is based upon the difference between the most recent purchase and sale prices for the most recent transactions. You should be aware that profit for disgorgement purposes may differ from the capital gains calculations for tax purposes.

•	The disposition of any disgorged profits will be at the discretion of the Firm to a bona fide and legally permitted charity. You will be responsible for any tax and related costs.
•
Profit disgorgement, where applicable, is not required for any security that is deemed Exempt (as defined in Section 7.1 of this Policy) and trades in Proprietary Funds conducted within the BNY Mellon 401(k).

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4.7 Specific Restrictions for PREG Employees
Every quarter the Firm imposes a restriction on PREG employees. As such, you are prohibited from trading in the Firm’s securities from 12:01 AM Eastern Standard Time, on the 15th day of the month preceding the end of each calendar quarter through the first trading day after the public announcement of the Firm’s earnings for that quarter.
For example, if earnings are released on Wednesday at 9:30 AM Eastern Standard Time, you may not trade the Firm’s securities until Thursday at 9:30 AM Eastern Standard Time. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period. At its discretion, the Firm may extend the blackout period for some or all PREG Employees. You will be notified if there is such an extension.
The Blackout Period includes trades in various employee plans. Specifically, you may not make payroll deductions, investment elections changes or reallocation of balances that might impact your holdings in company stock in the BNY Mellon 401(k) Plan; you may not exercise options granted through the employee incentive compensation or similar plan; you may not enroll in, or make payroll deduction changes, in your Employee Stock Purchase Plan.
If you trade Firm securities made during the Blackout Period, you must unwind the trade and surrender profits as determined by the Firm in its sole discretion. Any losses due to the unwinding are yours to incur. Further, you may be subject to disciplinary action or referral to law enforcement when necessary.
5 Governance and Responsibilities
5.1 All Employees are responsible for:
•	Adhering to all sections of this Policy as it relates to their role.
•
Immediately contacting the Employee Compliance/Securities Trading Conduct group or your Compliance Officer (or anonymously through the Firm’s Ethics Help Line or Ethics Hot Line) if a known or suspected violation of this Policy occurred.

5.2 Businesses and Corporate Functions
Management of the Firm’s Business and Corporate Staff groups are responsible for:
•
Classifying employees and developing business line polices/procedures to describe the protocols for assigning classifications that are consistent with this this Policy, seeking guidance from Compliance as needed.

•
Retaining accurate records of each employee’s classifications in their business unit, maintaining proper controls so that the classifications are current and providing an attestation to Compliance that the classification of the employees are accurate, when requested.

•	Communicating employees’ classification and overseeing staff so that they are properly trained on the Policy requirements.
•	Overseeing the timely completion of all required reports, violation notices and certifications as required by this Policy.
•
Constructing (and keeping current) a list of securities appropriate for Policy restrictions; typically this will consist of trading systems required for employee monitoring, portfolio manager codes, and designated approvers. Generally this detail will be required only in instances where a Business or Corporate Functions have staff classified as an Investment or ADM employee.

•
When required, providing timely and accurate updates to the list of Proprietary Funds (those that are advised, sub-advised or underwritten by the business) to the Employee Compliance/Securities Trading Conduct group.

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5.3 Employee Compliance/Securities Trading Conduct Group
The Employee Compliance/Securities Trading Conduct group is responsible for:
•
Maintaining all necessary records to demonstrate compliance with this Policy in a readily accessible place, for seven years from their creation. This includes but is not limited to versions of this Policy, record of employee violations and actions taken, holdings and transaction reports required by this Policy, list of monitored employees and their classifications, and lists of securities appropriate for restriction as reported by a Line of Business and/or Corporate Function.

•	Treating employee related records as “highly confidential”, to the extent permissible by law.
5.4 Compliance Officers
Compliance Officers are responsible for:
•	Providing policy training to employees when requested by the Employee Compliance/Securities Trading Conduct group.
•	Reporting compliance with this Policy, including detail on violations, to Legal Entity and Fund Boards, as required by law, regulation or policy.
•	When requested by the Employee Compliance/Securities Trading Conduct group, approving requests for investment.
5.5 Legal Department
The Legal Department is responsible for providing legal analysis of new and revised legislation of all jurisdictions regarding personal securities trading laws and regulations and participating in the review of material policy amendments.
5.6 Technology Department
The Technology Department is responsible for providing support for internally hosted applications so that systems function properly, including various files are properly loaded into the system, developing an alert process to detect any failed or non-received files, and adequately testing all software updates or hardware installations.
6 Adherence and Control
Failure to comply with any aspect of this Policy may result in the imposition of serious sanctions and employee will be issued a violation notice. You may also receive additional sanctions, which include, but are not limited to, the disgorgement of profits, cancellation of trades, selling of positions, and suspension of personal trading privileges, and may result in an employee being subject to corrective action as outlined in Managing Performance and Conduct Through Corrective Action (II-H-610-US) for U.S.-based employees (or the applicable corrective action policy for non-U.S. based employees),1 up to and including termination of employment and referral to law enforcement, when required.
If you know of or suspect a violation of this Policy has occurred, immediately contact the Employee Compliance/Securities Trading Conduct group or your Compliance Officer. You may also report known or suspected violations anonymously through the Firm’s Ethics Help Line or Ethics Hot Line.
1 View the Policies Portal or consult your local HR Partner for the policy for the relevant jurisdiction.
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Amendments to or waivers of any requirements discussed above are at the discretion of the Chief Compliance Officer or their designee. When required, the concurrence of other officers or directors of the Firm may also be needed. Any waiver or exemption must be evidenced in writing to be valid.
7 Appendices
7.1 Definitions
Term	Definition/Meaning of Term
Automatic Investment Plan
A program in which regular periodic purchases (withdrawals) are made automatically to/from investment accounts in accordance with a predetermined schedule and allocation. Examples include: Dividend Reinvestment Plans (DRIPS), payroll deductions, bank account drafts or deposits, automatic mutual fund investments/withdrawals (PIPS/SWIPS), and asset allocation accounts.

Blackout List	List of securities submitted by a Business Unit for which there are pending or executed transactions for an affiliated account (other than an index fund).
Firm Securities	Include any securities issued by The Bank of New York Mellon Corporation and its subsidiaries, including, but not limited to, shares of common stock, preferred stock or bonds of the Company.
Exempt Securities/Financial Instruments (Collectively “Exempt Securities” or “Exempt”)
All securities require reporting and preclearance unless expressly exempt by this Policy. The following securities are exempt for all classifications of employees:
• Cash, cash-like securities, such as bankers’ acceptances, bank CDs and time deposits, money market funds, FX spot transactions, commercial paper and repurchase agreements.
• Cryptocurrencies, regardless of where they are held (in brokerage exchange accounts or in personal cryptocurrency wallets).
Note: Direct participation investments in Initial Coin Offerings (ICOs), pooling money with others with the intent to invest in digital assets or cryptocurrencies and creating investment vehicles to sell interest in Limited Partnerships (LPs) or Master Limited Partnerships (MLPs) for the purpose of investing in digital assets or cryptocurrencies are all considered to be private securities transactions that must be reported.
• Employee investments in their sovereign governments. Obligations of other instrumentalities or quasi-government agencies are not exempt.
• Securities issued by open-end investment companies (i.e., mutual funds and variable

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capital companies) that are not Proprietary
Funds. Proprietary Funds are exempt for employees classified as Insider Risk.
• Securities in retirement plans properly organized under local law of companies not associated with the Firm (e.g., spouse’s plan, previous employer’s plan, etc.). This exemption is not applicable to any plan wherein the trades can be directed in common stock by the account holder.
• Securities in college tuition plans for dependents properly organized under local law. It should be noted that this exemption is not applicable securities that are deemed to be a Proprietary Fund for employees classified as an ADM and Investment Employees.
• Fixed annuities.
• Variable annuities, as long as the sub-accounts are not invested in Proprietary Fund sub-accounts.
• Securities held in approved non-discretionary (managed) accounts.
• Non-financial commodities (e.g., agricultural futures, metals, oil, gas, etc.), currency, crypto-based currency, and financial futures (excluding stock and narrow-based stock index futures).
• Non-Proprietary ETFs are exempt from Preclearance but are required to be reported for ADM, Investment and Insider Risk Employees.
• Transactions that are involuntary (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary.
• Transactions pursuant to the exercise of rights (purchases or sales) by an issuer made pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer.
• Sales effected pursuant to a bona fide tender offer.
• Transactions pursuant to an automatic investment plan, including payroll withholding to purchase Proprietary Funds.

Front Running	The purchase or sale of securities for your own or the company’s accounts on the basis of your knowledge of the company’s or company’s clients trading positions or plans.
Index Fund
An investment company or managed portfolio (including indexed accounts and model driven accounts) that contain securities in proportions designed to replicate the performance of an independently maintained,

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broad-based index or that is based not on investment discretion but on computer models using prescribed objective criteria to replicate such an independently maintained index.
Indirect Ownership
Generally, you are the indirect owner of securities if you are named as power of attorney on the account or, through any contract, arrangement, understanding, relationship, or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them. This includes trades which are effected by or on behalf of the employee when the trade is carried out for the account of any of the persons referenced below. Common indirect ownership situations include, but are not limited to:
• Securities held by members of your Immediate Family by blood, marriage, adoption, or otherwise, who share the same household with you;
“Immediate Family” includes any person with whom they have a family relationship, or whom they have close links, such as your spouse, domestic partner, children (including stepchildren, foster children, sons-in-law and daughters-in-law), grandchildren, parents (including step-parents, mothers-in-law and fathers-in-law), grandparents, and siblings (including brothers-in-law, sisters-in-law and stepbrothers and stepsisters):
• Any person in conjunction with whom the employee has a direct or indirect material interest in the outcome of the trade – other than obtaining a fee or commission for the execution of the trade;
Employees must consider this requirement and report trades which fit under the above definition to avoid violations and breaches of both regulations and Policy.

Initial Public Offering (IPO)	The first offering of a company's securities to the public.
Investment Clubs
Organizations whose members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club. Prior to participating in an investment club, all Monitored Employees are required to obtain written permission from their local Compliance Officer to participate in the club. If permission is granted, the account is subject to all aspects of this Policy.

Investment Company	A company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities

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representing an undivided interest in the net assets of the company.
Money Market Fund	A mutual fund that invests in short-term debt instruments where its portfolio is valued at amortized cost so as to seek to maintain a stable net asset value (typically of $1 per share).
Non-Discretionary (Managed) Account
An account in which the employee has a beneficial interest but no direct or indirect control over the investment decision making process. Any such accounts of Monitored employees must be approved by the Employee Compliance/Securities Trading Conduct group in writing in order to be exempt from the reporting and preclearance requirements noted in this Policy.

Option	A security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame.
Short term trading in option positions
Opening and closing or closing and opening an option position within 30 days of each other or opening an option position within 30 days of expiration will result in any profits being subject to disgorgement. When opening an option position against an existing common stock holding you must have held that position for at least 30 days to avoid any profits being subject to disgorgement.

Private Placement
An offering of securities exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships, certain cooperative investments in real estate, co-mingled investment vehicles such as hedge funds, investments in privately-held and family owned businesses and Volcker Covered Funds. For the purpose of this policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

Proprietary Fund
An investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. The Proprietary Fund Listing can be found on MySource on the Compliance and Ethics homepage.

Securities/Financial Instruments (Collectively “Securities”)
Any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, units in collective investment undertakings, collateral trust certificates and certificates of deposit. It also includes security-based derivatives and swaps and many types

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of puts, calls, straddles and options on any security or group of securities; fractional undivided interests in oil, gas, or other mineral rights; and investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. Unless expressly exempt, all securities transactions are covered under the provisions of this policy (See exempt securities).

Short Sale	The sale of a security that is not owned by the seller at the time of the trade.
Spread Betting
A type of speculation that involves taking a bet on the price movement of a security. A spread betting company quotes two prices, the bid and offer price (also, called the spread), and investors bet whether the price of the underlying security will be lower than the bid or higher than the offer. The investor does not own the underlying security in spread betting, they simply speculate on the price movement of the stock.

Tender Offer	An offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.
Volcker Covered Fund
Generally, a “Volcker Covered Fund” is a domestic or foreign hedge fund, private equity fund, venture capital fund, commodity pool or alternative investment fund (AIF) that is sold in a private, restricted or unregistered offering to investors who must meet certain net worth, income or sophistication standards or is sold to a restricted number of investors.
Generally, the fund is not registered with a securities/commodity regulator and therefore cannot be offered to the general or retail public unless the investor meets some type of qualification to demonstrate the investor does not need the protection of the securities or commodities regulations.
A complete list of Covered Funds can be found at the Volcker Compliance Site on MySource or refer to the Volcker Covered Funds Policy (Corporate Policy I-A-049).

7.2 Addendums (if necessary)
N/A
7.3 Document Governance
7.3.1 Periodic Review
This Level 3 Policy will have a mandatory periodic review of 12 months.
Note: If this Policy requires changes outside of the periodic review date AND the Policy is reviewed in its entirety at such time that the changes are incorporated, the periodic review date will be refreshed.
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7.3.2 Ownership/Questions
Ownership of this Policy lies with the Owner noted below. Questions should be directed to the Owner or Contact(s) noted below:
Policy	Policy	Version	Review	Next	Additional Contact(s) for Questions
Owner	Approver		and	Review
			Approval	Date
Date
Steven	Diane	13	December	December	securitiestradingpolicyhelp@bnymellon.com
Wachtel	Hausman		22, 2020	22, 2021
Global Head of Securities	Global Head of Employee
Trading	Compliance
Compliance

7.4 Version Control
Version Number	Date of Change	Author (and Role of Author) of Change	Description of Change
14	January 26, 2021	Carol Cersosimo Manager Personal Securities Trading Group	Revised to reflect reporting requirement for Insider Risk employees for Non-Proprietary ETFs
13	January 15, 2021	Steven Wachtel Global Head of Securities Trading Compliance
Streamlined employee classifications, added Approved Broker requirement for UK and India-based employees, updated indirect ownership section to comply with MiFID II and instituted a strict 30 day hold requirement for non-company securities.

12	January 15, 2019	Carol Cersosimo Manager Personal Securities Trading Group	Revised to transfer the classification responsibility from Local Compliance to the 1st Line of Business for Investment Services; removed reference to IEC Oversight and Senior Leadership Team Members.
11	June 8, 2018	Gerald DiMarco Manager Global Ethics Office	The document was reviewed and reapproved without changes, pending substantive revisions anticipated for July 2018.

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10	April 3, 2018	Gerald DiMarco Manager Global Ethics Office	Revised to include existing requirement for pre-approval prior to divesting from an affiliated fund; other minor edits.

7.5 Document Hierarchy
Document Type	Name of Document	Relationship
Level 3 Policy	Employee Compliance Policy (II-A- 600)	Parent
Tier III Procedure	Personal Securities Trading – Compliance (III-A-200)	Child
Tier III Policy	Risk Personal Securities Trading Policy (III-GG-420)	Child
Tier III Procedure	Technology Personal Securities Trading Administration Procedure (III-PI-1.057)	Child
Tier III Procedure	Personal Securities Trading: Overview (III-RG-041)	Child
Tier III Policy	Personal Securities Trading Policy (III-KW-7.05)	Child
Tier III Policy	Middle Office Personal Securities Trading Policy (III-PC-43.624)	Child
Tier II Policy	Investment Management Personal Securities Trading - Employee Classification Policy (II-K-010)	Child
Tier III Policy	Personal Securities Trading – AS (III-OA-0.039)	Child
Tier III Procedure	Personal Securities Trading (III-H- 15)	Child
Tier III Procedure	CCM Personal Securities Trading Procedure (III-OB-1.1241)	Child
Tier III Procedure	Personal Securities Trading: Overview (III-OC-1.395-210)	Child
Tier II Policy	Operations Personal Securities Trading Policy (II-PC-10.100)	Child
Tier III Procedure	Depositary Receipts Securities Firewall and Personal Securities Trading Procedure (III-OD-1.106)	Child
Tier III Procedure	Personal Securities Trading (III-TS- 1.197-105)	Child
Tier III Procedure	Personal Securities Trading (III-J- 180)	Child

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Tier III Procedure	Accounting Services Personal	Child
Trading Classification Procedure
(III-PC-46.019)

7.6 Other Applicable Documents
Document Type	Name of Document
Tier I Policy	Code of Conduct (I-A-010)
Tier I Policy	Business Conflicts of Interest (I-A-035)
Tier I Policy	Information Barrier Policy (I-A-046)
Tier I Policy	Policy on Rule 10b5-1 Plans (I-C-170)
Tier I Policy	Market Abuse Policy (I-A-040)
Tier I Policy	Volcker Covered Funds Policy (I-A-049)
Tier I Policy	Managing Performance and Conduct through Corrective Action (II-H-610)

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Code of
Conduct
DOING WHAT’S RIGHT

TABLE OF CONTENTS
DOING WHAT’S RIGHT // 2
HOW TO REPORT A CONCERN // 3
KEY PRINCIPLES OF OUR CODE // 4
WHAT YOU SHOULD KNOW ABOUT OUR
CODE OF CONDUCT // 5-9
Our values // 5
Purpose of our Code // 6
Who must follow this Code? // 6
Waivers of the Code for executive officers // 6
What is expected of employees? // 7
Cooperating with Regulatory Agencies // 8
What is expected of managers // 8
Managing risk as a manager // 8
Responsibility to ask questions and report concerns // 8
What happens when a concern is reported? // 9
Zero tolerance for retaliation // 9
Cooperating with an investigation // 9
Direct Communication with Government and
Regulatory Authorities // 10
Communication of Trade Secrets to Government and
Regulatory Authorities // 10
RESPECTING OTHERS // 11-15
Mutual respect and professional treatment // 12
Harassment-free environment // 14
Safety and security // 15
Managers’ responsibilities // 15
AVOIDING CONFLICTS // 17-25
Overview // 18
Gifts and entertainment // 19
Outside employment and business dealings // 22
Outside service as a Director, Trustee, Officer, Investment
Committee Member, Partner or Business Owner of a
for-profit business or a not-for-profit organization // 24
Ownership of an outside business // 25
Fiduciary appointments // 25

Personal investment decisions // 25
Dealing with family and close personal friends // 26
Corporate opportunities // 27
CONDUCTING BUSINESS // 29-33
Fair competition and anti-trust // 30
Anti-corruption and improper payments // 32
Combating financial crime and money laundering // 33
WORKING WITH GOVERNMENTS // 35-37
Your obligations // 36
Basic principles // 37
PROTECTING COMPANY ASSETS // 39-46
Financial integrity // 40
Additional standards for senior financial
professionals // 41
Use of company assets // 41
Protecting client and employee records and observing
our privacy principles // 42
Records management // 43
Use of computers, systems and corporate
information // 44
Inside or proprietary information // 45
SUPPORTING OUR COMMUNITIES // 48-52
Political activities // 49
Investor and media relations // 50
Charitable contributions and corporate sponsorship // 51
Participating in trade associations, conferences
and speaking engagements // 51
ADDITIONAL HELP // 52-53

The Code of Conduct does not alter the terms and conditions of your employment. Rather, it helps each of us to know what must be done to make sure we always Do What’s Right. The most current version of the Code can be found on MySource. Throughout the Code, references to company policies apply only to global policies that cover all employees and do not include additional policies you must follow that are specific to your location or line of business. The Code is not intended to fully describe the requirements of referenced policies, which can be found in their entirety on MySource.
1

DOING WHAT’S RIGHT
AT BNY MELLON, “DOING WHAT’S RIGHT” MEANS
– Contributing to an ethical culture is expected and valued,
– Conducting business in full compliance with all applicable laws and regulations, and in accordance with the highest ethical standards,
– Fostering honest, fair and open communication,
– Demonstrating respect for our clients, communities and one another,
– Being accountable for your own and team actions, and
– Being willing to take a stand to correct or prevent any improper activity or business mistake.
HOW TO DO WHAT’S RIGHT
– Put company values, policies and procedures into action,
– Know the laws and regulations affecting your job duties and follow them,
–Take responsibility for talking to someone if you see a problem, and
–Ask questions if you are unsure of the right thing to do.
WHEN YOU ARE UNCERTAIN, ASK YOURSELF THESE QUESTIONS
– Could the action affect the company’s reputation?
– Would it look bad if reported in the media?
–Am I uncomfortable taking part in this action or knowing about it?
– Is there any question of illegality?
– Will the action be questionable with the passage of time?
If the answer to any of these questions is “yes,” ask more questions. Keep asking until you get a satisfactory answer. Talk to your manager, the Compliance and Ethics Department, Legal or Human Resources, or call the Ethics Office before doing anything further. Don’t stop asking until you get the help you need.
IT’S YOUR OBLIGATION
TO DO WHAT’S RIGHT.
2

HOW TO REPORT A CONCERN

Usually, the best place to start is by talking to your manager. If this makes you uncomfortable, then consider the options below.
Ethics Help Line
(Operated by members of the company’s Ethics Office)
– United States and Canada: 1-888-635-5662
– Europe: 00-800-710-63562
– Brazil: 0800-891-3813
– Australia: 0011-800-710-63562
– Asia: appropriate international access code +800-710-63562 (except Japan)
– Japan: appropriate international access code +800-710-6356
– All other locations: call collect to 412-236-7519 Please note that your phone call can be anonymous.
E-mail: ethics@bnymellon.com (To remain anonymous, please use the telephone help line for reporting your concern.)
Ethics Hot Line
(Operated by EthicsPoint, an independent hot line administrator)
– United States and Canada: 1- 866-294-4696
– Outside the United States dial the AT&T Direct Access Number for your country and carrier, then 866-294-4696
AT&T Direct Access Numbers
by Country/Carrier
– United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011; INTL 0-800-013-0011
– India: 000-117
– Brazil: 0-800-890-0288
– Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
– Japan: Softbank Telecom 00 663-5111; KDDI 00 539-111
– Australia: Telstra 1-800-881-011; Optus
1-800-551-155

– Hong Kong: Hong Kong Telephone 800-96-1111; New World Telephone 800-93-2266
– Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001
Web Report: http://www.ethicspoint.com (hosted on EthicsPoint’s secure servers and is not part of the company’s web site or intranet).
Please note that all contacts to EthicsPoint can be anonymous.
Incident Reporting
If your concern involves potential criminal or unusual client activity, you must file an Incident Report within 72 hours. In the U.S., you can file an Incident Report using the icon on your PC desktop. In other locations, you should contact your compliance officer for assistance in following country-specific guidelines.
Director’s Mailbox
If your concern involves questionable accounting or auditing matters, you may also report your concern to the Presiding Director of the Board (who is independent of management). You can contact the Presiding Director by sending an e-mail to non-management director@bnymellon.com or by postal mail addressed to:
BNY Mellon Corporation
Church Street Station
PO Box 2164
New York, New York 10008-2164 USA
Attention: Non-Management Director
Please note the postal mail option can be anonymous.

3

KEY PRINCIPLES OF OUR CODE
RESPECTING OTHERS
We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.
AVOIDING CONFLICTS
We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.
CONDUCTING BUSINESS
We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.
WORKING WITH GOVERNMENTS
We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.
PROTECTING COMPANY ASSETS
We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.
SUPPORTING OUR COMMUNITIES
We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way that we interact with our communities and the public at large.
4

At the foundation of our Code of Conduct are our Values—Passion for Excellence, Integrity, Strength in Diversity and Courage to Lead
Our values underscore our commitment to be a client-focused, trusted financial institution driven by an empowered global team dedicated to outperforming in every market we serve.

WHAT YOU SHOULD KNOW ABOUT OUR CODE OF CONDUCT
OUR VALUES
Our values provide the framework for our decision-making and guide our business conduct. Incorporating these values into our actions helps us to do what is right and protect the reputation of the company.
– Passion for Excellence: We get it done. We strive to be extraordinary.
– Integrity: We do what is right, always. We challenge each other – even when it is uncomfortable.
– Strength in Diversity: We seek out who is missing and help everyone feel included. We invest in each other’s success.
– Courage to Lead: We take risks necessary to lead. We grow and move on from failures.

WHAT OUR VALUES DO:
– Explain what we stand for and our shared culture
– Span geographies and lines of business
– Represent the promises made to our clients, communities, shareholders and each other
– Are critical to our success

5

PURPOSE OF OUR CODE
Today’s global marketplace is filled with a host of new challenges and changes, but one constant guides us — the mandate to meet the highest standards of legal and ethical integrity.
The Code of Conduct is the foundation of our commitment to Doing What’s Right, but it is not intended to describe every law or policy that applies to you. Nor does it address every business situation you may face. You’re expected to use common sense and good judgment, and seek advice when you’re unsure of the proper response to a particular situation.
The Code provides the framework and sets the expectations for business conduct. It clarifies our responsibilities to each other, clients, suppliers, government officials, competitors and the communities we serve. It outlines important legal and ethical issues. Failing to meet these standards could expose our company to serious damage.
WHO MUST FOLLOW THIS CODE?
All employees worldwide who work for BNY Mellon or an entity that is more than 50 percent owned by the company must adhere to the standards in our Code. No employee is exempt from these requirements, regardless of the position you hold, the location of your job or the number of hours you work. If you oversee vendors, consultants or temporary workers, you must supervise their work to ensure their actions are consistent with the key principles in this Code.
WAIVERS OF THE CODE FOR EXECUTIVE OFFICERS
Waivers of the Code are not permitted for any executive officer of BNY Mellon, unless the waiver is made by the company’s Board of Directors (or a committee of the Board) and disclosed promptly to shareholders.
Individuals who are deemed to be “executive officers” of BNY Mellon will be notified as appropriat
Compliance with the letter and the spirit of our Code of Conduct, laws and regulations, policies and procedures is not optional. It’s how we do business: it’s the embodiment of Doing What’s Right.
e.
6

WHAT IS EXPECTED OF EMPLOYEES?
You’re responsible for contributing to our culture of Doing What’s Right by knowing the rules that apply to your job. This includes company policies, procedures, laws and regulations governing the country and businesses in which you work. Some lines of business may have more restrictive policies and procedures, and certain countries may have laws that are unique to a location.
In these situations, you’re expected to follow the more restrictive rules. You’re expected to ask your manager if you have questions about performing your job. If you do not get an adequate response, it’s your duty to keep asking until you get a satisfactory answer. You must question any request that does not comply with company policies, laws or regulations, or is inconsistent with our Code of Conduct.
No manager or leader in our company can ask you to violate a law or regulation, or to act in a manner inconsistent with our Code of Conduct. You should challenge any such request and alert appropriate individuals.
Identifying and managing risk is the responsibility of every employee. You’re required to adhere to the established internal controls in your area of responsibility and promptly elevate all risk, compliance and regulatory concerns to your manager.
You’re expected to comply with applicable laws and regulations and follow this Code, including the spirit of its intent. The penalty for violating any provision may be disciplinary action up to and including dismissal. If you violate a criminal law applicable to the company’s business, the matter will be reported to the appropriate authorities.
You are required to use CODE RAP (Code Reports and Permissions) to report or obtain approval for certain activities that are noted throughout the Code of Conduct and various company policies (e.g., gifts, entertainment and certain outside employment or positions). CODE RAP is a web-based system which you can learn more about by visiting MySource, the company’s intranet site. If you need assistance or do not have access to a PC, ask your manager for help.
You’re obligated to comply fully with our Code of Conduct and may be required to certify your compliance with the Code. You will be notified of any required certifications.

Q & A
Q: I work outside of the U.S. Do U.S. laws apply to me?
A: BNY Mellon does business all over the world, which means that you may be subject to laws of countries other than the one in which you live. You must follow those laws that apply to your business duties, wherever you work. BNY Mellon is the parent of our operating companies and is incorporated in the U.S., so U.S. laws may apply to certain business activities even if they are conducted outside of the U.S.
The reverse may also be true other countries may apply their laws outside of their boundaries. If you have questions about the laws that apply to your business activity, ask your manager or contact the Legal representative who supports your line of business.

7

COOPERATING WITH REGULATORY AGENCIES
All employees are required to cooperate with regulators. Your communications with regulatory personnel are expected to be responsive, complete and transparent. Any commitments you have made in response to exam findings and any responses to regulatory information requests are to be completed within the agreed time frame. You must notify your manager immediately should situations arise that make it unlikely that you will meet the agreed upon commitments. In addition, your compliance officer should be advised of any delays in meeting regulatory commitments.
WHAT IS EXPECTED OF MANAGERS?
Those who manage or supervise others have a special obligation to set an example in Doing What’s Right. Some of the ways you’re expected to demonstrate this leadership include:
– Creating a culture of risk management, compliance and ethics, – Considering risk in all your decision making,
– Reinforcing with your staff the importance of early identification and escalation of potential risks to the appropriate managers,
– Ensuring employees have the relevant resources to understand their job duties,
– Monitoring compliance with the Code of Conduct, company policies and procedures of the employees you supervise,
– Fostering an environment in which employees are comfortable raising questions and concerns without fear of retaliation,
– Reporting instances of non-compliance to the proper management level,
– Taking appropriate disciplinary action for compliance and ethics violations, and
– Reviewing the Code of Conduct no less than annually with your staff.
MANAGING RISK AS A MANAGER
As a manager, you must always consider risk in your decision making. You are required to understand fully the risk, compliance and regulatory issues that may impact the areas you serve. You are required to escalate any concerns immediately to the appropriate management level to ensure the requisite attention is given to the matter. In addition, any corrective measures must be implemented timely, thoroughly and in a sustainable manner.
RESPONSIBILITY TO ASK QUESTIONS AND REPORT CONCERNS
You are required to speak up immediately if you have a question or concern about what to do in a certain situation or if you believe someone is doing — or about to do — something that violates the law, company policy or our Code of Conduct. If you have a genuine concern, you must raise it promptly.

Q & A
Q: What is my role in managing risk?
A: Each employee plays an important role in managing risk when you:
– Perform your job with integrity and in compliance with policies, procedures and the law
– Adhere to the controls established for your business – Ask questions if instructions are not clear or if you are unsure of the right thing to do
– Escalate issues immediately to your manager (e.g., an error, a missed control, wrongdoing or incorrect instructions)
Doing What’s Right means being accountable for your own and your team’s actions, and being willing to take a stand to correct or prevent any improper activity or a business mistake.

8

Q & A
Q: Where do I go for help if I’m uncomfortable talking to my management?
A: You can contact the Ethics Help Line or the Ethics Hot Line. The contact information is located in the Code of Conduct, on MySource and on the company’s public Internet site.

Q & A
Q: Can I report a concern anonymously?
A: Yes, you can report your concern to the Ethics Help Line or Ethics Hot Line anonymously if you wish.

If you have a question or concern, your manager is usually a good place to start. Other people you may go to for help or advice are:
– Your manager’s manager
– Your line of business Compliance officer
– Someone in the Human Resources or the Legal department
You must speak up. If your concern is not addressed, raise it through other channels. You can always contact the Ethics Office through the Ethics Help Line or Ethics Hot Line.
You can also visit the Doing What’s Right section of the Compliance and Ethics page on MySource for more information on reporting an issue or incident.
WHAT HAPPENS WHEN A CONCERN IS REPORTED?
When you report a concern to the Ethics Help Line or Ethics Hot Line, your concerns will be taken seriously and investigated fully. Be prepared to give detailed information about your concern. You can choose to be anonymous if you want. Your confidentiality will be protected to the fullest extent possible and every effort will be made to quickly resolve your concern.
These reporting mechanisms are meant to be used only when you have a genuine concern that something is wrong. You will not be provided protection for your own misconduct just because you filed a report or if you knowingly give a false report.
ZERO TOLERANCE FOR RETALIATION
Anyone who reports a concern or reports misconduct in good faith, and with the reasonable belief that the information is true, is demonstrating a commitment to our values and following our Code of Conduct. The company has zero tolerance for acts of retaliation. Zero means zero. No one has the authority to justify an act of retaliation. Any employee who engages in retaliation will be subject to disciplinary action, which may include dismissal.
COOPERATING WITH AN INVESTIGATION
You’re required to cooperate with any investigation into alleged violations of our Code of Conduct, laws, regulations, policies or procedures, and are expected to be truthful and forthcoming during any investigation. This includes situations where you are an involved party, a witness, or are asked to provide information as part of an investigation. Any attempt to withhold information, sabotage or otherwise interfere with an investigation may be subject to any level of disciplinary action up to and including dismissal.
Remember, investigations are confidential company matters. To protect the integrity of the investigation, you are not allowed to discuss any aspect of an investigation, even the fact that an investigation is being conducted, with other employees or the public.

9

At the same time, this requirement for confidentiality does not prohibit you from reporting legal violations to any governmental or regulatory body or official(s) or finance-related self-regulatory organization (collectively, “Governmental Authorities”), and you may do so either during or after your employment without notice to the Company. Furthermore, no BNY Mellon policy or agreement is meant to prohibit you from doing so, or from participating in any benefits involved in such reporting. The only restriction in this regard is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.
DIRECT COMMUNICATION WITH GOVERNMENT
AND REGULATORY AUTHORITIES
The confidentiality of our information and the protection of that information is a theme that recurs several times in this Code and in many of our policies. However, nothing in this Code, in those policies, or in any agreement with BNY Mellon is meant to prohibit you from:
– initiating communications directly with, cooperating with, providing relevant information to or otherwise assisting in an investigation by any Governmental Authorities regarding a possible violation of law;
– testifying, participating or otherwise assisting in an action or proceeding by a Governmental Authority relating to a possible violation of law; or
– participating in any benefits for information provided to Government Authorities in the manner described in the first or second points above. You are permitted to report in this manner both during and after your employment here irrespective of any confidentiality agreements you may have signed or policies in place during your employment and without providing notice to the Company. The only restriction is that you are not authorized to disclose information covered by the Company’s attorney-client privilege.
COMMUNICATION OF TRADE SECRETS
TO GOVERNMENT AND REGULATORY AUTHORITIES
While the Code prohibits you from revealing “trade secrets” outside of the Company, you may do so without facing criminal or civil liability if:
– the material is revealed in confidence solely for the purpose of reporting or investigating a suspected violation of law to a Federal, State, or local government official, either directly or indirectly, or to an attorney; or
– the material is revealed in a complaint or other document filed under seal in a lawsuit or other proceeding. Note that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to his/her attorney and may use the trade secret information in the court proceeding. In such cases, trade secret information must be filed under seal, and it may be disclosed only under a court order.
10

KEY PRINCIPLE: RESPECTING OTHERS
RESPECTING OTHERS
We are committed to fostering an inclusive workplace where talented people want to stay and develop their careers. Supporting a diverse, engaged workforce allows us to be successful in building trust, empowering teams, serving our clients and outperforming our peers. We give equal employment opportunity to all individuals in compliance with legal requirements and because it’s the right thing to do.
MUTUAL RESPECT AND PROFESSIONAL TREATMENT
HARASSMENT-FREE ENVIRONMENT
SAFETY AND SECURITY
MANAGERS’ RESPONSIBILITIES
KEY PRINCIPLE: RESPECTING OTHERS

KEY PRINCIPLE:
RESPECTING OTHERS
MUTUAL RESPECT AND PROFESSIONAL TREATMENT
We value Teamwork and nothing damages a team more quickly than a lack of mutual respect. For our company to be successful, we all must work together toward common goals. Employees and managers share a mutual responsibility to keep one another informed of any information that may be important to job performance and to understanding the organization. You’re expected to treat your fellow employees professionally — it’s what we owe each other in the workplace.
The company recognizes your right to form personal relationships with those you meet in the workplace; however, you’re expected to use good judgment to ensure your personal relationships do not negatively affect your job performance or interfere with your ability to supervise others. Favoritism, open displays of affection, not respecting personal boundaries, and making business decisions based on emotions or personal relationships are inappropriate. You should avoid situations where your personal relationship may create a potential conflict or perception of favoritism, especially if there is a reporting relationship.
Situations that involve borrowing money, or making loans between employees, or between one employee and a family member of another employee must be avoided, unless it is of an incidental nature involving a minimal amount of money. Managers should be particularly sensitive to situations involving lending money to those who report to them and avoid these workplace situations.
(Reference: Gifts, Entertainment and Loans from One Employee to Another)
Q & A
Q: I asked a question in a staff meeting and the response I received was offensive — several people laughed at me and I was mortified. What should I do?
A: The response you received was inappropriate. Healthy communication can only occur in environments where different opinions can be ex- pressed and respectful debate occurs. It’s okay to disagree with a colleague. However, it must be done in a professional and respectful way. Talk to the person who made the remark. If you feel uncomfortable doing so, speak with your manager or Human Resources.
12

KEY PRINCIPLE: RESPECTING OTHERS

Similarly, gifts and entertainment between employees (including family members of another employee) can create conflicts. Company policy places limits on the amounts that are permissible and amounts above those established limits require approval via CODE RAP.
(Reference: Gifts, Entertainment and Loans from One Employee to Another)
Managers must also be aware of situations where family members or close personal friends may also work at BNY Mellon. The company prohibits any work situations where there is a direct reporting relationship between family members. In addition, wherever possible, situations should be avoided that involve family members working in the same business unit at the same location, or family members working in positions where they can jointly control or influence transactions. Senior executives must be aware that there are restrictions on hiring family members. If you encounter such a situation or are aware of one, you should contact Human Resources for guidance.
(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)
13

HARASSMENT-FREE ENVIRONMENT
BNY Mellon will not tolerate any form of harassment or discrimination. Harassment can be verbal, physical or include visual images where the effect creates an offensive atmosphere. It can take many forms and includes jokes, slurs and offensive remarks, whether delivered verbally, graphically or in electronic media, including e-mail.
Harassment also includes disrespectful behavior or remarks that involve a person’s race, color, sex, age, sexual orientation, gender identity, religion, disability, national origin or any other legally protected status. Certain local laws or regulations may provide additional protection for employees, so check with Human Resources or the Legal department in your local area if you have questions.
Some countries have specific laws concerning sexual harassment that include:
– Intentional or unintentional, unwelcome sexual advances with or without touching
– Coerced sexual acts
– Requests or demands for sexual favors
– Other verbal or physical conduct of a sexual nature
Our commitment to a harassment-free environment applies in all work-related settings and activities, whether on or off company premises, and extends to employees’ actions toward clients and vendors. Harassment of any kind will not be tolerated in the workplace.
Q & A
Q: A colleague makes comments about my appearance that make me feel uncomfortable. I’ve told my colleague that I don’t like these comments, but they continue and I’m told I’m too sensitive. What am I supposed to do?
A: You should talk to your manager and ask for help. If you do not feel comfortable talking to your manager, talk to Human Resources or call the Ethics Help Line or Ethics Hot Line.
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KEY PRINCIPLE: RESPECTING OTHERS

Q & A
Q: I have reason to believe that a colleague is coming to the office intoxicated. What should I do?
A: You should notify your manager immediately. If you’re uncomfortable discussing this with your manager, contact Human Resources.

SAFETY AND SECURITY
BNY Mellon is committed to establishing and maintaining safe and healthy working conditions at all locations and to complying with laws that pertain to employee workplace safety. Listed below are some of the principles of maintaining a safe and secure workplace:
– You must contribute to maintaining a workplace free from aggression. Threats, intimidating behavior or any acts of violence will not be tolerated.
– You may not use, possess, sell or transfer illegal drugs on company property. In addition, you won’t be permitted to work if you’re using illegal drugs or impaired by alcohol.
– You may not bring weapons onto company property. This includes weapons used for sporting purposes or otherwise legal to possess. Weapons of any kind have no place in the work environment.
– You should be alert to individuals who are on company premises without proper authorization.
– Make sure you observe all physical access rules in your location and report incidents of unauthorized entry to your manager or to security personnel.
(Reference: Company Identification Card Issuance; Display and Use of Company Identification)

MANAGERS’ RESPONSIBILITIES
As part of a worldwide financial services organization, managers have a special responsibility to demonstrate our values through their actions. Managers must foster an environment of integrity, honesty and respect. This includes creating a work environment that is free from discrimination, harassment, intimidation or bullying of any kind. This type of behavior will not be tolerated and is inconsistent with our values and the Code of Conduct.
Managers also must ensure that all aspects of the employment relationship are free from bias and that decisions are based upon individual performance and merit.

15

IT’S YOUR
OBLIGATION TO
DO WHAT’S RIGHT.

KEY PRINCIPLE: AVOIDING CONFLICTS
AVOIDING CONFLICTS
We make our business decisions free from conflicting outside influences. Our business decisions are based on our duty to BNY Mellon and our clients, and not driven by any personal interest or gain. We are alert to any potential conflict of interest and ensure we identify and mitigate or eliminate any such conflict.
GIFTS AND ENTERTAINMENT
OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS
OUTSIDE SERVICE AS A DIRECTOR, OFFICER OR GENERAL PARTNER
OWNERSHIP OF AN OUTSIDE BUSINESS
FIDUCIARY APPOINTMENTS
PERSONAL INVESTMENT DECISIONS
DEALING WITH FAMILY AND CLOSE PERSONAL FRIENDS
CORPORATE OPPORTUNITIES

KEY PRINCIPLE:
AVOIDING CONFLICTS

OVERVIEW
The way we conduct our daily business dealings with clients, suppliers, vendors and competitors determines our reputation in the marketplace far more than any other actions we take. Each one of us contributes to BNY Mellon’s reputation. You’re expected always to act in a way that reflects our commitment to integrity and responsible business behavior.
A conflict of interest is any situation where your interests and the company’s interests or the interests of our clients are, or could appear to be, in opposition. When you’re in such a situation, it may be difficult to objectively fulfill your job duties and your loyalty to the company or to our clients and may be compromised — or appear to be compromised. Every business decision you make should be in the best interests of the company and our clients and not for your own personal gain or benefit. So you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and BNY Mellon or its clients. You should not take any business action, including any loan or guarantee, for your personal benefit, or to benefit a relative, a spouse or other romantic partner, or a close friend at the expense of the company’s or a client’s best interests. If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office.
If you believe you have a conflict of interest, or may be perceived to have such a conflict, you must disclose this to your Compliance Officer or to the Ethics Office. You’re expected to cooperate fully with all efforts to resolve any such conflict. The routine activities on the following pages can give rise to an actual or perceived conflict of interest.
(Reference: Business Conflicts of Interest)
Even if the conflict does not create an improper action, the appearance of a conflict of interest can be equally damaging to our reputation.

18

KEY PRINCIPLE: AVOIDING CONFLICTS

Q & A
Q: My line of business is
considering asking a local vendor that we use from time to time to donate small gifts to a local charity. Since we’re not getting anything of value, can we assume this is allowable?
A: No. This is inappropriate. Asking vendors or suppliers to donate gifts, even if nominal in amount and for a charitable purpose, gives the impression that they must honor our request to continue doing business with the company.

GIFTS AND ENTERTAINMENT

Our clients, suppliers and vendors are vital to BNY Mellon’s success. That’s why it’s imperative that these relationships remain objective, fair, transparent and free from conflicts. While business gifts and entertainment can be important to building goodwill, they can also affect the relationship if your ability to exercise sound business judgment becomes blurred. To prevent misunderstandings, it’s recommended that, at the beginning of the business relationship, you discuss with your clients, suppliers and vendors what is permissible under our Code.
Fundamentally, interactions with existing or prospective clients, suppliers and vendors are business relationships that should be treated accordingly. The inappropriate giving or receiving of gifts and entertainment can erode the distinction between a business and a personal relationship. An appropriate benchmark is whether public disclosure of any gift or entertainment you accept or give would embarrass you or damage BNY Mellon’s reputation.
If your judgment begins to be influenced inappropriately by a close relationship with a client, supplier or vendor, then you have crossed the line and you should remove yourself from that relationship.
The basic principle is that no gift or entertainment may be accepted or provided if it obligates you, or appears to obligate you, to the individual receiving or giving the gift or entertainment. Gifts and entertainment should be defined in the broadest sense to include money, securities, business opportunities, goods, services, discounts on goods or services, entertainment, corporate tickets, company sponsored events, food, drink, and any similar items.
In addition to the rules noted on the next page that apply across the company, certain lines of business may have more restrictive rules and requirements. You are expected to know and follow the more rigorous standards that may apply to your job or your location.

19

The following are NOT allowed, regardless of the value:
– Accepting or giving anything as a “quid pro quo”, that is for doing something in return for the gift or entertainment,
– Accepting or giving cash or cash equivalents (e.g., checks, cash convertible gift certificates or cards, securities and loans),
– Accepting or giving a gift or entertainment that violates any law or regulation or brings harm to BNY Mellon’s reputation,
– Accepting or giving anything that could be viewed as a bribe, payoff or improper influence,
– Accepting or giving a gift or entertainment that violates any standard of conduct for your profession, especially if you hold a license or a certification,
– Using your position in any way to obtain anything of value from prospective or existing clients, suppliers, vendors or persons to whom you refer business,
– Providing entertainment that is lavish or too frequent for an existing or prospective client, vendor or supplier,
– Participating in any entertainment that is inappropriate, sexually oriented or inconsistent with ethical business practices,
– Accepting gifts or entertainment from, or giving them to, any vendor or supplier during the selection or sourcing process, whether or not you are the primary relationship manager or involved directly in the negotiation to secure the products or services,
– Participating in any action that would cause the other person to violate their own company’s standards for gifts and entertainment, and
– Providing gifts or entertainment to an existing or prospective client, supplier or vendor not recorded properly in the company books and records
Q & A
Q: I am vacationing in the Caribbean and my client has a home on the island that I’m visiting. She’s been asking me to stay in her home. I’ll make sure we discuss business and I may even be able to get some business referrals from her friends. There won’t be any expense to BNY Mellon. Can I stay in the client’s home?
A: No. Staying in a client’s home is inappropriate. Your client is a business associate, not a personal friend. This type of entertainment could be viewed as improper and could bring harm to the company’s reputation if disclosed to the public. The fact that the company is not paying for any expenses is not relevant. You should thank the client for the kind suggestion, explain our policy and politely decline the offer.

KEY PRINCIPLE: AVOIDING CONFLICTS

Q & A
Q: I’m worried about the impression my office is giving to the community. We host what I consider to be lavish parties for prospective clients and some people seem to be constantly “entertaining” clients. Should I be worried?
A: It depends. It could be that your colleagues are engaging in legitimate business entertainment. It’s possible that the entertainment complies with the Code of Conduct and company policies, and you may not have all the facts. You should talk to your manager or the next level of management about your concern. If you’re uncomfortable doing this or you get an unsatisfactory answer, contact the Ethics Help Line or the Ethics Hot Line to report your concern doing business with the company.

The exchange of gifts and entertainment is a well-established practice and can be important to building relationships, but it can also affect the relationship if your ability to exercise sound business judgment becomes blurred. BNY Mellon’s relationships with clients, prospects, intermediaries, consultants, centers of influence, suppliers, vendors, third parties and other business partners, including government and quasi-government employees and union officials, must be transparent, objective, fair, and free from conflicts and perceptions of corruption or undue influence.

As such, BNY Mellon has established strict reporting requirements and limits related to gifts, entertainment, and similar accommodations. You are required to know and understand the Gifts and Entertainment Tier I Policy, abide by all limits set within the Policy, and use Code Rap to report or seek pre-approval, where required. You can always contact your Manager or the Ethics Office if you have questions.

21

OUTSIDE EMPLOYMENT AND BUSINESS DEALINGS
Certain types of outside employment or business dealings may cause a conflict of interest or the appearance of a conflict. It’s your responsibility to recognize these situations. Any activity that diminishes your ability to perform your job duties objectively, benefits you at the expense of BNY Mellon, competes with any business or service provided by the company, or has the potential to damage our reputation will not be permitted.
Certain types of outside employment or business dealings may not be accepted while employed by BNY Mellon, including:
– Employment or association with companies or organizations that prepare, audit or certify statements or documents pertinent to the company’s business,
– Employment with clients, competitors, vendors or suppliers that you deal with in the normal course of your job duties, and
– Any business relationship with a client, prospect, supplier, vendor or agent of the company (other than normal consumer transactions conducted through ordinary retail sources).
Q & A
Q: A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict?
A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance.

KEY PRINCIPLE: AVOIDING CONFLICTS
Certain types of outside employment and business dealings require approval from the company before acceptance. You must seek approval via CODE RAP. Depending upon your job duties or other regulatory requirements, your request may be denied or limits may be placed upon your activities. The following positions require approval:
– Employment involving the use of a professional license even if that license is not required for you to perform your current duties (e.g., FINRA, real estate, insurance, certified accountant and attorney),
– Employment involving providing tax advice or tax return preparation,
– Any type of employment in the financial services industry,
– Employment that could compete with the company or divert business opportunities in any way,
– Any position that is similar in nature to your present job duties and involves a “knowledge transfer “ to the other organization,
– Jobs that adversely affect the quality of your work, distract your attention from your job duties or otherwise influence your judgment when acting on behalf of the company,
– Employment of any kind that would negatively impact the company’s financial or professional reputation, and
– Serving as an expert witness, industry arbitrator or other similar litigation support that is unrelated to BNY Mellon, as these activities generally take a significant amount of time and have the potential to create conflicts of interest (e.g., taking a position that is contrary to company policies or procedures or otherwise conflicts with the interests of our clients).
Even if your outside employment is approved or permissible under the Code, you may not solicit employees, clients, vendors or suppliers, nor may you utilize the company’s name, time, property, supplies or equipment. All approvals granted for outside employment expire after one year. Annual re-approval via CODE RAP is required since facts and circumstances may change.
(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)
23

OUTSIDE SERVICE AS A DIRECTOR, TRUSTEE, OFFICER, INVESTMENT COMMITTEE MEMBER, PARTNER OR BUSINESS OWNER OF A FOR-PROFIT BUSINESS OR A NOT-FOR-PROFIT ORGANIZATION
You must obtain prior approval from the Ethics Office through CODE RAP if you wish to serve as a Director, Trustee, Officer, Partner or Business Owner of any for-profit business OR for certain not-for-profit (NFP) organizations if any of the following conditions exist:
– There is an existing or proposed client, business or financial relationship between the NFP organization and BNY Mellon, including receiving charitable contributions, grants or foundation money from BNY Mellon.
– The NFP organization is a trade or industry organization (e.g., Financial Industry Regulatory Authority or the Chartered Financial Analyst Institute).
– You receive any type of direct or indirect compensation (e.g., cash, securities, goods, services, tax benefit, etc.).
– You have been asked by BNY Mellon to serve the NFP organization.
– The organization/entity is any type of government agency or your position/ role is considered to be a public official (whether elected or appointed).
Additionally, you must obtain prior approval from the Ethics Office through CODE RAP to serve as a member of an Investment Committee that makes or oversees decisions or recommendations with respect to investing the assets of a for-profit or a not-for-profit organization.
You may not serve until you have full approval from BNY Mellon as required by policy and documented in CODE RAP. If you are compensated, you may be required to surrender the compensation if there is a potential conflict of interest or you’re serving the outside entity on behalf of BNY Mellon. Annual re-approval via CODE RAP is required as facts and circumstances may change, so you may not be given permission to serve every year.
Even if the service does not require approval, you must notify BNY Mellon of any anticipated negative publicity, and you must follow these guidelines while you serve:
– Never attempt to influence or take part in votes or decisions that may lead to the use of BNY Mellon or its affiliates’ products, services or other types of benefit to the company; the entity’s records must reflect that you recused yourself from such a vote or discussion.
– You must ensure the entity conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign.
– You cannot divulge any confidential or proprietary information
– If you learn of any Material Non Public Information (MNPI) you must contact the Control Room or your local Compliance Officer to report each instance
(Reference: Accepting Compensation When Serving as a Board Member or Senior Officer of an Outside Entity)
Q & A
Q: I’ve been asked to sit on the board of a local non-profit group. They use our Wealth Management group to manage their charitable giving program. I don’t have any business dealings with the non-profit group and don’t work in Wealth Management. Do I have to report this?
A: Yes. The non-profit entity is a client of BNY Mellon. It does not matter which line of business has the client relationship, or whether or not you have any business dealings with the group. You must submit a CODE RAP form and receive approval before you agree to serve.

KEY PRINCIPLE: AVOIDING CONFLICTS

OWNERSHIP OF AN OUTSIDE BUSINESS
If you own a business (either as a sole proprietor or partial owner), you must seek approval for this ownership via CODE RAP. You’ll be required to provide pertinent details, such as any relationship with BNY Mellon (including employees), any compensation/ payment received, time required and potential conflicts of interest (actual or in appearance). Annual re-approval via CODE RAP is required as facts and circumstances may change.
(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)
FIDUCIARY APPOINTMENTS
Fiduciary appointments are those where you act as a trustee, executor, administrator, guardian, assignee, receiver, custodian under a uniform gifts to minors act, investment adviser, or any capacity in which you possess investment discretion on behalf of another or any other similar capacity. In general, you’re strongly discouraged from serving as a fiduciary unless you’re doing so for a family member. All requests to serve as a fiduciary, with the exception of serving for a family member who is not a BNY Mellon client, require approval through CODE RAP.
If there is a client relationship, there may be restrictions or controls placed on your service, or you may be denied the ability to serve in such a fiduciary capacity.
In all situations where you’re acting as a fiduciary, you must follow these guidelines:
– Do not represent that you’re performing the same professional services that are performed by a bank, or that you have access to such services,
– Do not accept a fee for acting as a co-fiduciary with a bank, unless you receive approval from the board of directors of that bank, and
– Do not permit your appointment to interfere with the time and attention you devote to your BNY Mellon job duties.
PERSONAL INVESTMENT DECISIONS
Your personal investments, and those of certain family members, could lead to conflicts of interest. Therefore, you’re required to comply with the company’s Personal Securities Trading Policy, including adhering to the restrictions placed on trading in BNY Mellon securities and a strict prohibition against insider trading.
Certain employees will have additional restrictions placed on their personal investments that may include reporting and pre-clearing various types of securities transactions. You must be familiar with the responsibilities that apply to your job and you’ll be expected to follow those rules.
In addition, if you have (or anyone who reports to you has) responsibility for a client, supplier or vendor relationship as part of your job duties, you must be cautious about potential investments in that business or its securities, particularly for privately held or thinly traded public companies and ensure your full compliance with the Personal Securities Trading Policy.
25

DEALINGS WITH FAMILY AND CLOSE PERSONAL FRIENDS
You should be particularly sensitive to business situations involving family members, household members or close personal friends. In general, a family member or close personal friend should not have any business dealings with you or with anyone who reports to you. This principle also applies to situations where your family members or close personal friends provide an indirect service to a client for whom you have responsibility, as well as to situations in which your family member or close personal friend is affiliated with a vendor of BNY Mellon, or a competitor to BNY Mellon.
You must disclose any such situation to your manager and your Compliance Officer and cooperate with all efforts to resolve such conflicts.
(Reference: Hiring and Continued Employment of Employees’ Relatives or Individuals Sharing Employees’ Household)
Q & A
Q:A colleague of mine works part-time for a company that provides office supplies, such as paper and pens, to BNY Mellon. Should I be concerned that his outside employment could be a conflict?
A: It does not seem likely this would be a conflict, so long as your colleague is not involved in the decision making process to purchase supplies from the outside company or approve invoices or payments to the supplier. If you’re concerned, you may want to talk with your manager. In addition, you can always contact your Compliance Officer or the Ethics Office for guidance.
Q & A
Q: My son works for a consulting company that BNY Mellon routinely hires for software development. My job does not require that I interact with him and I have no influence or input over the decision to hire the consulting company. Is this okay?
A: It doesn’t appear that there are any conflicts of interest with your son working for the consulting company and your job at BNY Mellon. To be certain, discuss this matter with your manager or your Compliance Officer, so that you can be sure there are no conflicts with this situation.

KEY PRINCIPLE: AVOIDING CONFLICTS

All transactions with your clients, suppliers or vendors must be handled strictly on an “arm’s-length basis”, meaning that the terms of all transactions must not even suggest the appearance of a personal advantage

CORPORATE OPPORTUNITIES
You owe a duty to BNY Mellon to advance its legitimate business interests when the opportunity arises. You and your family members are prohibited from personally benefiting from opportunities discovered through the use of company property or information that you directly or indirectly obtained through your position at BNY Mellon.
Your actions must not compete in any way with businesses the company engages in, and you may neither ask for, nor accept, a business opportunity that may belong to BNY Mellon or could appear to belong to it.
You may not give legal, tax or other professional advice to clients, prospects, vendors or suppliers of the company. You may not give investment advice to clients, prospects, vendors or suppliers of the company, unless this activity is part of your regular job responsibilities. You must also be cautious if clients, prospects, suppliers or other employees seek your guidance or your recommendation of a third party professional who provides these services, such as an attorney, accountant, insurance broker, stock broker, or real estate agent.
If you make such a recommendation, you must follow these requirements:
– Provide several candidates and ensure you show no favoritism toward any of them
– Disclose in writing that the recommendations are in no way sponsored or endorsed by the company
– Do not accept any fee (now or in the future), nor may you expect any direct or indirect benefit (e.g., more business from a better relationship) from the recommendation

27

IT’S YOUR
OBLIGATION TO
DO WHAT’S RIGHT.

KEY PRINCIPLE: CONDUCTING BUSINESS
CONDUCTING BUSINESS
We secure business based on honest competition in the marketplace, which contributes to the success of our company, our clients and our shareholders. We compete in full compliance with all applicable laws and regulations. We support worldwide efforts to combat financial corruption and financial crime.
FAIR COMPETITION AND ANTI-TRUST
ANTI-CORRUPTION AND IMPROPER PAYMENTS
COMBATING FINANCIAL CRIME AND MONEY LAUNDERING

KEY PRINCIPLE:
CONDUCTING BUSINESS
FAIR COMPETITION AND ANTI-TRUST
BNY Mellon is committed to fair dealing with our clients, suppliers, competitors and employees. The company is also committed to open competition as we believe this benefits our clients, the company and the community at large. We compete vigorously but only in full compliance with the laws and regulations of the numerous jurisdictions in which we do business, and in the spirit of honesty and integrity.
All BNY Mellon entities must comply with the various “fair competition” and “fair dealing” laws that exist in many countries and “anti-trust” laws in the U.S. The general purpose of these laws is to protect the markets from anti-competitive activities. Some examples of such anti-competitive activities are those that involve entering into formal or informal agreements, whether written or oral, with competitors regarding:
– Fixing prices or terms, or any information that impacts prices or terms,
– Allocating markets, sales territories or clients, including sharing marketing plans or strategic documents,
– Boycotting or refusing to deal with certain suppliers, vendors or clients (unless required by a law or governing body, such as the Office of Foreign Assets Control), and
– Making the use of a product or service from a supplier or vendor conditional upon their use of our services or products.
The principles of fair dealing require us to deal fairly with our clients, suppliers, competitors and employees. Unfair advantage may not be taken through:
– Manipulation,
– Concealment,
– Abuse of privileged information,
– Misrepresentation of material facts, or
– Any other unfair-dealing practices.
Q & A
Q: A close friend works for a competitor of BNY Mellon. We sometimes talk about the challenges we have in marketing certain products and bounce ideas off one another. Is this a problem?
A: Yes. You’re discussing confidential information that belongs to the company. You may also be violating anti-trust or anti-competitive laws. Do not talk about these types of matters with your friend, family members or anyone outside of the company.

KEY PRINCIPLE: CONDUCTING BUSINESS
The competition and anti-trust laws are many and complex, so if you have any question as to whether a particular activity is legal or in compliance with the spirit of these laws, you should contact a member of the Legal department. The following points reinforce the significance and complexity of these laws:
– The laws can vary within the same country or organization. For example, several states within the
– U.S. have fair competition laws, in addition to the federal anti-trust laws. Likewise, within the EU, individual countries may have laws that apply in addition to EU laws,
– The laws of certain countries may apply to conduct that takes place outside of that country (e.g., the U.S. and EU),
– Violations of these laws typically carry harsh penalties. Most permit significant monetary penalties for both the company and the individual employee, and some permit convicted individuals to be imprisoned,
– Meetings at professional gatherings, trade associations or conferences are particularly vulnerable to potential violations. If you’re involved in any discussion with a competitor that begins to suggest anti-competitive or anti-trust activity, or gives the appearance of this kind of activity, you must inform the competitor that the discussion must cease. If it does not, you must remove yourself from the group. Immediately report the incident to the Legal department to protect both you and the company, and
– Many countries’ competition laws have provisions that make it illegal to monopolize or to abuse a dominant position in a market. You should check with the Legal department if you’re a senior manager of a business and have concern about these issues.
Complying with fair competition and anti-trust laws also means that you may not use information or materials that belong to our competitors. This includes using information that a former employee of a competitor may bring with them to BNY Mellon. We succeed in the marketplace based on our own merits and do not engage in corporate “espionage” or unethical means to gain advantage on the competition. You’re expected to comply fully with the letter and the spirit of all fair competition and anti-trust laws
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ANTI-CORRUPTION AND IMPROPER PAYMENTS
Most countries in which we do business have laws that prohibit bribes to governments, their officials and commercial (non-government) clients. The term “officials” can be applied broadly to include officials of political parties, political candidates, employees of governments and employees of government-owned businesses. BNY Mellon employees are subject to the Foreign Corrupt Practices Act and the UK Bribery Act. You must comply with these laws regardless of the line of business in which you work or your country of residence.
Any attempt to pay or offer money or anything of value to influence the actions or decisions of such officials may result in a violation of the above-referenced laws. Violation of these laws is a serious offense which can lead to significant penalties for the company and for you individually. You’re required to comply fully with the Company’s Anti-Corruption Policy and adhere to all associated rules including the following:
– Do not offer or give anything of value (including gifts, meals, entertainment or other benefits) to a U.S. or non-U.S. “official” to obtain or retain business or secure any improper advantage.
Note in particular that “things of value” may include jobs or internships or offers thereof. Company Policies require that any and all candidates for employment (whether permanent, limited duration or as an intern) proceed through the formal HR recruiting process. You must not engage in informal recruiting, hiring or hiring discussions outside of the formal HR recruiting process. In addition, “things of value” may also include consulting, contractor or temporary work assignments at BNY Mellon, whether or not a third party employment staffing agency is involved. You must adhere to all internal controls applicable to such arrangements.
– Do not agree to hire or exert any influence in the hiring of any client or potential client or any relative or other person in whom the client or potential client may be interested,
– Do not accept or present anything if it obligates you, or appears to obligate you and ensure that all hospitality, entertainment and gifts are in accordance with applicable corporate policies and preceded by all required internal approvals,
– Do not attempt to avoid laws by making payments through third parties: be cautious when selecting or dealing with agents or other third-party providers,
– Never make any payment that you do not record on company books and records, or make misleading accounting entries,
– Seek guidance when circumstances are unclear or you’re asked to make or approve a payment or take any other action that makes you uncomfortable, and
– Report any observations of others engaging in any behavior that you believe is improper.

KEY PRINCIPLE: CONDUCTING BUSINESS

Q & A

Q: A longtime client started a new company that purchases medical equipment for a facility in the Middle East. The payments are made via wire transfers from an account of another company she owns in the Cayman Islands. The bank account of the Cayman Island company is located in a European country. Should I be concerned?

A: Yes. Transferring funds to or from countries unrelated to the transaction, or transfers that are complex or illogical is a significant red flag. You’re obligated to file an Incident Report no later than 72 hours from the time you identify the activity as suspicious.

COMBATING FINANCIAL CRIME AND
MONEY LAUNDERING

Money laundering is the process by which individuals or entities attempt to conceal unlawful funds or other- wise make the source of the funds appear legitimate. As a member of the financial services community, you have a special obligation to support law enforcement throughout the world to combat various types of financial crime, such as attempts to launder money for criminal activity and finance terrorist operations. You’re expected to comply fully with all anti-money laundering laws and only conduct business with reputable clients involved in legitimate business activities that use funds derived from lawful purposes.
It is critical to the health of the company that every employee adheres to the company’s strict “know-your-customer” policies. In addition to our global policies, individual lines of business have detailed policies and procedures that address unique requirements and circumstances. You’re expected to know those procedures and follow them. Ask your manager for guidance. Knowing your customer means following established customer identification protocols for your business line, validating that the individual or entity, and the source of their funds, is legitimate.
Failing to detect suspicious transactions or doing business with any person or entity involved in criminal or terrorist activities puts the company and you at serious risk. Accordingly, the company will not tolerate any circumstance where an individual or business unit circumvents anti-money laundering policies or procedures or fails to report suspicious activity. No amount of revenue and no client relationship are worth the risk of doing business with those involved in criminal or terrorist activity. If you suspect or detect any suspicious activity, you must file an Incident Report as soon as possible, and no later than 72 hours after detection. No manager or executive has the authority to suppress such reports.
(References: Global Anti-Money Laundering/Know-Your-Customer Policy;Tax Evasion Prevention Policy; Anti-Money Laundering Training Policy; Policy on Identifying, Investigating, and Reporting Fraud, Money Laundering etc.)

33

IT’S YOUR
OBLIGATION TO
DO WHAT’S RIGHT.

KEY PRINCIPLE: WORKING WITH GOVERNMENTS
WORKING WITH GOVERNMENTS
We follow all requirements that apply to doing business with governments. We recognize that practices that may be acceptable when dealing with a private company that is the client may cause problems or be a violation of law when working with a government.
YOUR OBLIGATIONS
BASIC PRINCIPLES

KEY PRINCIPLE:
WORKING WITH GOVERNMENTS
YOUR OBLIGATIONS
BNY Mellon conducts business with national and local governments and with government-owned entities. While you must always follow the standard of Doing What’s Right with any client, you should be aware that there are special rules when doing business with a government. Some practices that are acceptable when a private company is your client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of law, when working with governments.
If you’re involved in any part of the process of providing services to a government entity, you have a special obligation to follow the basic principles in this section of the Code. These principles also apply in circumstances where you may be supervising the work of third parties in support of a government client (e.g., consultants, contractors, temporary workers or suppliers).
If you’re a manager or recruiter who has responsibility for hiring decisions, you may have additional, unique requirements. For example, certain jurisdictions, such as the U.S., have laws concerning employment discussions and the hiring of former government officials and their family members or lobbyists. Check with your local Human Resources representative or the Legal department in such circumstances to be sure you’re following requirements of the law.
Q & A
Q: I have clients in a country where some businesses have been “nationalized” and are now owned and run by the state. Are the people I deal with in these circumstances considered to be officials of the government?
A: You should assume the answer is yes. The laws can be complicated, so contact the Legal department for guidance.
Q & A
Q: I’m hosting a dinner for a few of the larger clients in my region. One of the clients I was going to invite is the representative for the account we manage for the State of New Jersey. Do I have to notify anyone?
A: Yes. You may not proceed until you’ve received approval via CODE RAP from the Anti-Corruption and Government Contracting Unit of Compliance.

KEY PRINCIPLE: WORKING WITH
BASIC PRINCIPLES
– Know the restrictions or limitations on presenting and receiving hospitality.
- Do not offer or accept gifts to or from representatives of governments that do not comply with company policies,
- Never accept or offer anything of value meant to induce or influence government employees or officials as this gives the appearance of a bribe, and
- Don’t “tip” government officials or offer “inducement” payments.
- Do not accept or present anything if it obligates you, or appears to obligate you.
– Observe a “higher standard of care.”
- Never destroy or steal government property,
- Don’t make false or fictitious statements, or represent that agreements have been met if they haven’t,
- Don’t deviate from contract requirements without prior
approval from the government, and
- Never issue invoices or charges that are inaccurate,
incorrect or unauthorized.
– Cooperate with government investigations and audits.
- Don’t avoid, contravene or otherwise interfere with any government investigation or audit, and
- Don’t destroy or alter any company documents (whether electronic or paper) in anticipation of a request for those documents from the government.
It’s important to note that in addition to the basic principles above, if your client is a U.S. federal, state or local government, there are very specific legal requirements and company policies that you must follow.
These obligations apply to all businesses that deal with U.S. federal, state or local entities or officials, regardless of the location or the line of business providing the service, even in locations outside the U.S.
(References: Doing Business with the Government; Government Contracts; Gifts, Entertainment and Payments to Governments)
37

IT’S YOUR
OBLIGATION TO
DO WHAT’S RIGHT.

KEY PRINCIPLE: PROTECTING COMPANY ASSETS
PROTECTING COMPANY ASSETS
We ensure all entries made in the company’s books and records are complete and accurate, and comply with established accounting and record-keeping procedures. We maintain confidentiality of all forms of data and information entrusted to us, and prevent the misuse of information belonging to the company or any client.
FINANCIAL INTEGRITY
ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS
USE OF COMPANY ASSETS
PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING
OUR PRIVACY PRINCIPLES
RECORDS MANAGEMENT
USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION
INSIDE OR PROPRIETARY INFORMATION

KEY PRINCIPLE:
PROTECTING COMPANY ASSETS
FINANCIAL INTEGRITY
BNY Mellon is committed to keeping honest, accurate and transparent books and records. You’re expected to follow established accounting and record-keeping rules, and to measure and report financial performance honestly. Investors count on us to provide accurate information so they can make decisions about our company. All business records must be clear, truthful and accurate, and follow generally accepted accounting principles and laws.
You may not have any secret agreement or side arrangements with anyone — a client, another employee or their family member, or a supplier, vendor or agent of the company.
The financial condition of the company reflects records and accounting entries supported by virtually every employee. Business books and records also include documents many employees create, such as expense diaries and time sheets.
Falsifying any document can impact the financial condition of the company. As a public company, BNY Mellon is required to file reports with government agencies and make certain public statements. Many people and entities use these statements, including:
– Accountants — to calculate taxes and other government fees,
– Investors — to make decisions about buying or selling our securities, and
– Regulatory agencies — to monitor and enforce our compliance with government regulations.
You’re expected to maintain accurate and complete records at all times. Financial integrity is fundamental to our success, and falsification, back-dating, or misrepresentation of any company books, records or reports will not be tolerated.
Q & A
Q: I think a co-worker is submitting reports that indicate she worked overtime that she did not actually work. I don’t want to get anyone in trouble, so what should I do?
A: Reporting hours not worked is a form of theft. This is a serious issue and may be a violation of law. You must report your concern to your manager or Human Resources. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

 ADDITIONAL STANDARDS FOR SENIOR FINANCIAL PROFESSIONALS
If you’re responsible for the accuracy of the company’s financial filings with regulators, you have a higher duty to ensure your behavior fol-lows the most stringent standards of personal and professional conduct. This includes the Chief Executive Officer, President, Chief Financial Officer, Company Controller, and such other individuals as determined by the General Counsel. Individuals in this group must adhere to the following additional standards:
– Disclose to the General Counsel and Chief Compliance and Ethics Officer any material transaction or relationship that could reasonably be expected to be a conflict of interest,
– Provide stakeholders with information that is accurate, complete, objective, fair, relevant, timely and understandable, including information in filings and submissions to the US Securities and Exchange Commission and other regulatory bodies,
– Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be compromised,
– Never mislead or improperly influence any authorized audit or interfere with any auditor engaged in the performance of an internal or independent review of the company’s system of internal controls, financial statements or accounting books and records, and
– Promptly report any possible violation of the company’s Code of Conduct to the General Counsel and Chief Compliance and Ethics Officer.

   USE OF COMPANY ASSETS
Company assets include, but are not limited to, company funds, equipment, facilities, supplies, postal and electronic mail, and any type of company-owned information. It also includes your time and the time of those with whom you work — you’re expected to use your time at work responsibly. Company assets are to be used for legitimate business purposes and not for your personal gain. You’re expected to use good judgment to ensure that assets are not misused or wasted.
The company’s name and brand is a vital asset. To ensure that we maintain the integrity and value of the brand, it is imperative to adhere to the brand guidelines when using the name, logo or any reference to the brand. Details about the brand and brand guidelines are listed at the Brand Center site on MySource.
In addition to keeping within brand guidelines to ensure that the name and brand are used appropriately, the following is another important principle to protect these assets. You should not imply, directly or indirectly, any company sponsorship, unless you have prior and proper approval. This includes refraining from using the company’s name to endorse a client, supplier, vendor or any third party without the approval of Corporate Marketing. You may not proceed with any such use of the company’s name or endorsement without first receiving approval through CODE RAP.
(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)
Careless, wasteful, inefficient or inappropriate use of any company assets is irresponsible and inconsistent with our Code of Conduct. Any type of theft, fraud or embezzlement will not be tolerated.

41

PROTECTING CLIENT AND EMPLOYEE RECORDS AND OBSERVING OUR PRIVACY PRINCIPLES
The company is responsible for ensuring the privacy, confidentiality and controlled access to all client and employee information. This includes personal information related to prospective clients and job candidates. All of our stakeholders expect us to collect, maintain, use, disseminate and dispose of information only as necessary to carry out responsibilities or as authorized by law.
Nearly every employee in the company has access to private information, so you’re expected to adhere to the following key principles concerning privacy:
– Collection of client and employee information must be controlled. This means that the collection of such information must be permitted under law and only for a legitimate business purpose. Accessing external accounts for clients using client passwords is not permitted under any circumstances, regardless of whether it is authorized and provided by the client.
– Storage and transport of all forms of collected client and employee information must be controlled and safeguarded. This means that information collected must be maintained in a secured environment, transported by approved vendors and access provided only to those who need to view the information to perform their job duties.
– Use of client and employee information must be controlled. If the law or company policy provides that the client or employee be given a right to “opt-out” of certain uses of information, then you must respect that right.
– Disposal of client and employee information must be controlled. You should only retain information for the time period necessary to deliver the service or product and in compliance with applicable retention periods. When it’s necessary to dispose of information (regardless of the media on which the information is stored) you must do so in a manner appropriate to the sensitivity of the information.
– Any compromise of client or employee information must be reported. If you’re aware of or suspect that client or employee information has been lost, stolen, missing, misplaced or misdirected, or that there’s been unauthorized access to information, you must immediately report the matter through the company’s incident reporting process.
Know how to protect records and make sure to follow company policies at all times. The loss of any protected data can be extremely harmful to the company financially and damage our reputation.
(Reference: Information Privacy Policy, Corporate Information Protection Policy)
Q & A
Q: As part of my group’s job duties, we’re able to view the accounts of wealthy clients. I overheard one of my colleagues talking to his brother on the phone about the balance in a client’s account that happens to be a very prominent sports figure. I don’t think this is right, but what should I do?
A: You’re correct in being concerned. Your colleague had no right to disclose personal information about a client to anyone who has no legitimate business need for the information. File an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

KEY PRINCIPLE: PROTECTING COMPANY ASSETS
GLOBAL RECORDS MANAGEMENT PROGRAM
You must follow company and local policies for retention, management and destruction of records. If there’s an investigation, or if litigation is pending or anticipated, certain records may need to be retained beyond established destruction periods. In most cases you’ll be notified of the need to retain documents by the Legal department, if appropriate.
Records should be defined in the broadest sense — meaning that they include any information created or received that has been recorded on any medium or captured in reproducible form. Records also include any document that is intentionally retained and managed as final evidence of a business unit’s activities, events or transactions, or for operational, legal, regulatory or historical purposes.
The media and formats of records take many forms, including:
– Papers, e-mails, instant messages, other electronically maintained documents,
– Microfilms, photographs and reproductions,
– Voice, text and audio tapes,
– Magnetic tapes, floppy and hard disks, optical disks and drawings, and
– Any other media, regardless of physical form or characteristics that have been made or received in the transaction of business activities.
(Reference: Records Management Program)
USE OF COMPUTERS, SYSTEMS AND CORPORATE INFORMATION
As an employee, you have access to the company’s computers, systems and corporate information to do your job. This access means you also have the obligation to use these systems responsibly and follow company policies to protect information and systems.
Electronic systems include, but are not limited to:
– Personal computers (including e-mail and instant messages) and computer networks,
– Telephones, cell phones, voice mail, pagers and fax machines, and
– Other communications devices, such as PDAs (e.g. Blackberry, iPad, etc.)
Never send sensitive or confidential data over the Internet or over phone systems without following established company policies to protect such information.
You should have no expectation of privacy when you use these systems, except as otherwise provided by applicable law. You’re given access to the company’s systems to conduct legitimate company business and you’re expected to use them in a professional and responsible manner. The company reserves the right to intercept, monitor and record your communication on these systems in accordance with applicable law.
You’re expected to protect the security of these systems and follow company policies concerning access and proper use (such as maintaining passwords). In rare cases, where there is a necessary and legitimate business reason, you may disclose your password to another employee who has the right to access the information associated with your password; however, you must file a CODE RAP report immediately and observe all necessary steps to restore

43

the confidentiality of your password. Also, the occasional use of company systems for personal purposes is acceptable, but you’re expected to use good judgment and comply with company policies. Keep personal use to a minimum and use company systems wisely and in a manner that would not damage the company’s reputation.
You’re permitted to use the company’s systems if you follow these rules:
– Messages you create should be professional and appropriate for business communication, including those created via e-mail or instant messaging.
– Never engage in communication that may be considered offensive, derogatory, obscene, vulgar, harassing or threatening (e.g., inappropriate jokes, sexual comments or images, comments that may offend, including those based upon gender, race, age, religious belief, sexual orientation, gender identity, disability or any other basis defined by law).
– Do not distribute copyrighted or licensed materials improperly.
– Do not transmit chain letters, advertisements or solicitations (unless they’re specifically authorized by the company).
– Never view or download inappropriate materials.
Notwithstanding the above, employees in Luxembourg are prohibited from using the company’s corporate email for non-employment and non-business related purposes.
(References: Electronic Mail Policy; Corporate Information Protection Policy)
Q & A
Q: My co-worker sometimes sends sensitive client data via the Internet to a vendor we use to help solve problems. I’m concerned because I don’t think this information is protected properly. He says it’s okay because the vendor is authorized to receive the data and the problems that need to be resolved are time-sensitive. Should I be worried?
A: Yes. This is a serious matter, and you must talk to your manager immediately. Your co-worker could be putting clients and BNY Mellon at great risk. If you don’t raise your concern, you may be as responsible as your co-worker for violating company policies. If you’re uncomfortable raising this issue with your manager, file an Incident Report or contact the Ethics Help Line or the Ethics Hot Line to report your concern.

KEY PRINCIPLE: PROTECTING COMPANY ASSETS

Q & A
Q: I discovered that an investor in one of our funds has requested to withdraw a significant amount of money from the fund. I manage a client’s money and he has an investment in the same fund. To protect my client’s interest, I want to pull his money out of the fund because its performance will likely drop. Even though the withdrawal is not yet known by the public, is this okay because I have a fiduciary duty to my client and I’m not benefiting personally by trading on behalf of my client?
A: No. You’re in possession of material non- public information and you may not trade the securities of that fund. Your duty to comply with securities laws supersedes any duty you have to your client. You should immediately contact the Legal department to discuss this situation.

INSIDE OR PROPRIETARY INFORMATION

As an employee, you may have knowledge about the company’s businesses or possess confidential information about the private or business affairs of our existing, prospective or former clients, suppliers, vendors and employees. You should assume all such information is confidential and privileged and hold it in the strictest confidence. Confidential information includes all non-public information that may be of use to competitors, or harmful to the company or its clients, if disclosed.
It is never appropriate to use such information for personal gain or pass it on to anyone outside the company who is not expressly authorized to receive such information. Other employees who do not need the information to perform their job duties do not have a right to it. You’re expected to protect all such information and failure to do so will not be tolerated.
If you’re uncertain about whether you have inside or proprietary information, you should treat the information as if it were and check with your manager or a representative from the Legal department. The following list contains examples of “inside” or “proprietary” information.

Inside Information
Inside information is material non-public information relating to any company, including BNY Mellon, whose securities trade in a public market. Information is deemed to be material if a reasonable investor would likely consider it important when deciding to buy or sell securities of the company, or if the information would influence the market price of those securities.

If you’re in possession of material non-public information about BNY Mellon or any other company, you may not trade the securities of that company for yourself or for others, including clients. Nearly all countries and jurisdictions have strict securities laws that make you, the company and any person with whom you share the information, legally responsible for misusing inside information. The company’s Securities Firewalls Policy provides instructions on the proper handling of inside information and the company will not tolerate any violation of this policy. Certain employees have significant restrictions placed on their trading in BNY Mellon securities or the securities of other companies. You must know the restrictions relative to your job and follow company policies and applicable securities laws.

45

Proprietary Information
Proprietary information includes business plans, client lists (prospective and existing), marketing strategies, any method of doing business, product development plans, pricing plans, analytical models or methods, computer software and related documentation and source code, databases, inventions, ideas, and works of authorship. Any information, inventions, models, methods, ideas, software, works or materials that you create as part of your job responsibilities or on company time, or that you create using information or resources available to you because of your employment by the company, or that relate to the business of the company, belong to the company exclusively and are considered proprietary information.
Proprietary information also includes business contracts, invoices, statements of work, requests for investment or proposal, and other similar documents. Any information related to a client, supplier or vendor financial information (including internal assessments of such), or credit ratings or opinions is considered proprietary. You should also assume all information related to client trades, non-public portfolio holdings and research reports are proprietary. The same is true regarding reports or communications issued by internal auditors, external regulators or accountants, consultants or any other third-party agent or examiner.
Company-produced policies, procedures or other similar work materials are proprietary and, while they may be shared with other employees, they cannot be shared with anyone outside of the company without prior consent of the policy owner and legal counsel.
These restrictions on the communication of proprietary information notwithstanding, employees are permitted to communicate certain proprietary information to regulatory authorities as detailed in the sections Direct Communication with Government and Regulatory Authorities and Communication of Trade Secrets to Government and Regulatory Authorities above.
(References: Securities Firewalls, Personal Securities Trading Policy, Ownership and Protection of Intellectual Property)
Your obligation to protect inside or proprietary information extends beyond the period of your employment with the company. The information you use during your employment belongs to the company and you may not take or use this information after you leave the company.

IT’S YOUR
OBLIGATION TO
DO WHAT’S RIGHT.

KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES
SUPPORTING OUR COMMUNITIES
We take an active part in our communities around the world, both as individuals and as a company. Our long-term success is linked to the strength of the global economy and the strength of our industry. We are honest, fair and transparent in every way we interact with our communities and the public at large.
POLITICAL ACTIVITIES
INVESTOR AND MEDIA RELATIONS
CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP
PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND
SPEAKING ENGAGEMENTS

Q & A
Q: An outside attorney with whom I work from time to time on company business cannot attend an exclusive fundraiser for a high-level political candidate. He offered me his ticket. The event is to be held at a very wealthy person’s home in my community and this will be a great way to solicit business. The company is not paying for the ticket and the fundraiser will be on my own time. May I attend?
A: Only if you have the written approval of the Chief Executive Officer, the General Counsel and the Chief Compliance and Ethics Officer. Your attendance at this event is indirectly related to your job and may give the appearance that you’re acting as a representative of the company or that the company sponsors the political candidate. It does not matter that BNY Mellon did not purchase the event ticket or that you’re going on your own time. To the public, your attendance is connected to the company. So you may not go without obtaining proper authorization prior to the event.

KEY PRINCIPLE:
SUPPORTING OUR COMMUNITIES
POLITICAL ACTIVITIES
Personal Political Activity
BNY Mellon encourages you to keep informed of political issues and candidates and to take an active interest in political affairs. However, if you do participate in any political activity, you must follow these rules:
– Never act as a representative of the company unless you have written permission from the Chief Executive Officer, the General Counsel, and the Chief Compliance and Ethics Officer of the company.
– Your activities should be on your own time, with your own resources. You may not use company time, equipment, facilities, supplies, clerical support, advertising or any other company resources.
– You may not use company funds for any political activity, and you will not be reimbursed or compensated in any way for a political contribution.
– Your political activities may not affect your objectivity or ability to perform your job duties.
– You may not solicit the participation of employees, clients, suppliers, vendors or any other party with whom the company does business.
– You may be required to pre-clear personal political contributions made by you, and in some cases, your family members.
(Reference: Political Contributions Policy)
Lobbying
Lobbying is generally defined as any activity that attempts to influence the passage or defeat of legislation. Lobbying activities are broad and may cover certain “grass roots” activities where groups of people, such as company employees, are contacted to encourage them to call public officials for the purpose of influencing legislation. Lobbying is prevalent in the U.S. and is gaining influence within the EU and other locations.
If you are engaged in lobbying, there may be disclosure requirements and restrictions on certain activities. If your job duties include any of the following activities, you must contact Marketing & Corporate Affairs or the Legal department for guidance:

– Government contract sales or marketing
– Efforts to influence legislation or administrative actions, such as accompanying trade associations in meetings with government officials concerning legislation
– Meeting with legislators, regulators or their staffs regarding legislation
Lobbying does not include situations where a government agency is seeking public comment on proposed regulations.
(Reference: Procurement Lobbying)

Corporate Political Activities
The laws of many countries, including the U.S., set strict limits on political contributions made by corporations. Contributions are defined broadly to include any form of money, purchase of tickets, use of company personnel or facilities, or payment for services. BNY Mellon will make contributions only as permissible by law, such as those through company-approved political action committees.

INVESTOR AND MEDIA RELATIONS

Investor Relations
All contacts with institutional shareholders or securities analysts about the company must be made through the Investor Relations group of the Finance department. You must not hold informal or formal discussions with such individuals or groups, unless you are specifically authorized to do so. Even if you are authorized, you cannot provide special access or treatment to shareholders or analysts. All investors must have equal access to honest and accurate information.

Media Relations
Corporate Communications must approve all contacts with the media, including speeches, testimonials or other public statements made on behalf of the company or about its business. You may not respond to any request for interviews, comments or information from any television channel, radio station, newspaper, magazine or trade publication, either on or off the record, unless you have express authorization from Corporate Communications.
If you are contacted or interviewed about matters unrelated to your job or to the company, you may not identify BNY Mellon as your employer, and you may not make comments about BNY Mellon.
(Reference: Inquiries from the Media, Financial Analysts, and Securities Holders; Use of the Company’s Name in Advertising or Endorsements of Customers and Others)

Q & A
Q: I have been asked to provide a statement about BNY Mellon’s experience with a vendor’s product that we use. The vendor wants to use my quote on their website or in other marketing materials. Is this okay?
A: It depends. Before agreeing to any such arrangement, you should contact Corporate Communications. BNY Mellon carefully protects its reputation by being highly selective in providing such endorsements. Do not proceed until you have the approval of your manager and Corporate Communications.

50

KEY PRINCIPLE: SUPPORTING OUR COMMUNITIES
CHARITABLE CONTRIBUTIONS AND CORPORATE SPONSORSHIP
The company encourages you to take part in charitable, educational, fraternal or other civic affairs, as long as you follow these basic rules:
– Your activities may not interfere or in any way conflict with your job duties or with company business.
– You may not make any gifts or contributions to charities or other entities in the name of, or on behalf of, the company.
– You may not imply the company’s sponsorship for or support of any outside event or organization without the approval of the most senior executive of your line of business.
– You may not use your position for the purpose of soliciting business or contributions for any other entity.
– You must be cautious in the use of company letterhead, facilities or even your business card so that there is no implied or presumed corporate support for non-company business.
From time to time the company may agree to sponsor certain charitable events. In these situations, it may be proper to use company letterhead, facilities or other resources (such as employees’ time or company funds). Ask your manager if you’re unclear whether or not the event in question is considered to be company sponsored.
(Reference: Use of the Company’s Name in Advertising or Endorsements of Customers and Others)
PARTICIPATING IN TRADE ASSOCIATIONS, CONFERENCES AND SPEAKING ENGAGEMENTS
You may participate in trade association meetings and conferences. However, you must be mindful that these situations often include contact with competitors. You must follow the rules related to fair competition and anti-trust referenced in this Code and company policies.
In addition, meetings where a client, vendor or supplier pays for your attendance should be rare and only occur when it is legally allowed, in compliance with company policy and pre-approval has been obtained via CODE RAP.
If you perform public speaking or writing services on behalf of BNY Mellon, any form of compensation, accommodations or gift that you or any of your immediate family members receive must be reported through CODE RAP. Remember, any materials that you may use must not contain any confidential or proprietary information. The materials must be approved by the Legal Department and the appropriate level of management that has the topical subject matter expertise.
(Reference: Outside Affiliations, Outside Employment, and Certain Outside Compensation)
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ADDITIONAL HELP
This section contains additional questions and answers about the requirements of our Code. Remember, ignorance or a lack of understanding is not an excuse for violating the Code. The company has established many resources to help deal with questions you may have regarding compliance with the Code. You’re expected to take advantage of these resources.
Q: A friend of mine is running for political office and
I would like to help her out with her campaign.
Can I do this?
A: Yes. Your personal support is your personal business. Just make sure that you do not use company assets, including company time or its name to advance the campaign. In addition, be aware that certain political contributions must be reported and/or per-cleared.
Q: I was leaving the office and a journalist asked me if I could answer a few questions. I told him no and left the car park, but I felt bad about not talking to him. Should I have answered his questions?
A: Not at that time. You did the right thing by saying no. You should contact Corporate Communications and tell them of the request. They will determine whether it will be all right for you to talk to the media. If you receive a future request, suggest the journalist contact Corporate Communications directly.
Q: I am running for the local school board and I want to use the office copier to make copies of my campaign flyer. Is that okay?
A: No. Company property and equipment may not be used for a political purpose without authorization from Marketing & Corporate Affairs. Running for any public office is considered to be a political purpose. Accepting any political appointment or running for office requires approval via CODE RAP.

Q: To thank a client of mine, I want to give him tickets to attend a local football match. He mentioned that his company does not permit this type of entertainment, but I know he would love to go to the match. If he doesn’t care about his own company’s policy, can I give him the tickets?
A: No. If you know that giving him the tickets will violate his own company’s policy, do not give the gift. Just as we want clients to respect our limits on gifts, we must do the same.
Q: One of the vendors we’re considering for an assignment offered to take me to a local golf course to play a round and have dinner. He wants to talk about his company’s proposal so that we can make a more informed decision. We’ll be talking about business, and there won’t be much money spent on a round of golf and a modest dinner. Is this okay?
A: No. You’re evaluating vendors to provide a service. It’s always inappropriate to receive or give entertainment when the company is in the middle of a selection process.
Q: One of my vendors offered to send me to a conference at no cost to BNY Mellon. Can I accept the invitation?
A: No. Accepting a free trip from a vendor is never permissible. If you’re interested in attending the conference, speak to your manager. Most costs associated with your attendance at the conference must be paid by your department. You’ll be required to file a CODE RAP form if your manager agrees it’s appropriate to attend the conference and you’re requesting permission to permit the vendor to pay for part of your conference attendance.

Q: We’re entitled to a large payment from a government client if we certify that we’ve met all service level agreements on time. We’re not sure whether a few very minor items have been completed, but they’re not that important to the service. It’s close to the end of the quarter and we’d like to realize the payment. Is it okay to send the invoice and certify that the agreements have all been met now?
A: No. You cannot submit the invoice and certification until you’re certain that all requirements of the agreement have been met. Submission of an incorrect certification could subject the company, and you, to criminal penalties, so it is vitally important that any certification submitted to the government be completely accurate.
Q: A colleague called while on vacation requesting that I check her e-mail to see if she received an item she was expecting. She gave me her logon identification and password, requesting that I call her back with the information. Can I do this?
A: No. Passwords and other login credentials must be kept confidential and cannot be used by, or shared with, fellow employees. In rare instances when there is a business need that requires you to share your password, you’re required to file a CODE RAP form immediately afterward.

Q: I would like to take a part-time job working for my brother’s recycling business. His business has no relationship with the company and the work I’ll be doing for him is not at all similar to what I do in my job here at the company. Can I do this and do I have to file any forms?
A: Yes you may, as long as the time you spend there does not interfere with your job at the company and you don’t use any company equipment or supplies. You don’t need to file a CODE RAP form, since you’re not the sole proprietor or partial owner of the business. However, if you work in certain lines of business (such as a broker dealer), you may need to notify Compliance. Check with your manager or Compliance officer if you’re uncertain.
Q: I observed a colleague in our supply area filling up a box full of pens, paper and other items. I asked her what she was doing, and she told me that her son’s school was short on supplies, so she was trying to help out. She said our company can afford the supplies more than her son’s school and that it was the right thing to do. I am friendly with my colleague and I don’t want to get her in trouble. What should I do?
A: Your colleague is stealing from the company and you must file an Incident Report. The supplies purchased by our company are to be used for business needs only. Your colleague had no right to take these supplies for any purpose, even if it seems like a good cause.
 REMEMBER

All BNY Mellon employees are expected to follow the Code of Conduct, even if they disagree with its contents.

If faced with a situation in which you’re unsure of the correct action to take, contact your manager, an Ethics Officer, Compliance Officer, Legal Representative or Human Resources Business Partner for help. There are many resources at your disposal to help you. Don’t hesitate to use them and Do What’s Right!

Signature	Date

(C)2020 The Bank of New York Mellon Corporation. All rights reserved.          3010_CC_MSFT_CoC_1120